UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Bristow Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

3151 Briarpark Drive
Suite 700
Houston, Texas 77042

Notice of 2022
Annual Meeting of Stockholders
And Proxy Statement

3151 Briarpark Drive
Suite 700
Houston, Texas 77042
June 21, 2022
Dear Fellow Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Meeting”) of Bristow Group Inc. (the “Company”), which will be held exclusively via a live audio webcast at www.virtualshareholdermeeting.com/VTOL2022 on Tuesday, August 2, 2022, at 9:00 a.m. Central Daylight Time. All holders of record of the Company’s outstanding common stock at the close of business on June 6, 2022 will be entitled to vote at the Meeting.
At the Meeting, we will ask you (i) to elect eight directors to serve until the 2023 Annual Meeting of Stockholders; (ii) to approve, on an advisory basis, named executive officer compensation; and (iii) to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023.
Regardless of the number of shares of the Company’s common stock that you own, you are encouraged to read the accompanying Proxy Statement and our Fiscal Year 2022 Annual Report carefully. Please review the proxy card for instructions on how you can vote your shares of common stock over the Internet, by telephone, by mail or by attending the Meeting online at www.virtualshareholdermeeting.com/VTOL2022 using your 16-digit control number and voting your shares electronically on August 2, 2022. It is important that all holders of our common stock participate in the affairs of the Company. The prompt return of proxy cards will ensure the presence of a quorum.
We look forward to your participation in the Meeting.
Sincerely,

Christopher S. Bradshaw
President and Chief Executive Officer

3151 Briarpark Drive | Suite 700 | Houston, Texas 77042

Notice of 2022 Annual Meeting of Stockholders DATE AUGUST 2, 2022 TIME 9:00 A.M. CDT VIA WEBCAST WWW.VIRTUALSHAREHOLDER MEETING.COM/VTOL2022	TO OUR STOCKHOLDERS
June 21, 2022

The 2022 Annual Meeting of Stockholders (the “Meeting”) of Bristow Group Inc. (the “Company”) will be held exclusively via a live audio webcast at www.virtualshareholdermeeting.com/VTOL2022 on Tuesday, August 2, 2022, at 9:00 a.m. Central Daylight Time for the following purposes:

	1.	To elect eight directors named in the accompanying Proxy Statement to serve until the 2023 Annual Meeting of Stockholders or until his or her successor is duly qualified and elected;

	2.	To hold an advisory vote to approve named executive officer compensation;

	3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2023; and

	4.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock at the close of business on June 6, 2022 will be entitled to notice of and to vote at the Meeting. See the “Solicitation of Proxies, Voting and Revocation” section of the accompanying Proxy Statement for the place where the list of stockholders may be examined.
We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, on June 21, 2022, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of the accompanying Proxy Statement and our Fiscal Year 2022 Annual Report. The Notice contains instructions on how to access the accompanying Proxy

FOR SPECIFIC INSTRUCTIONS Please refer to the section entitled “Questions and Answers About Voting Your Shares” beginning on page 1
Statement and our Fiscal Year 2022 Annual Report over the Internet. The Notice also provides instructions on how you can request a paper copy of our proxy materials, including the accompanying Proxy Statement, our Fiscal Year 2022 Annual Report and a form of our proxy card. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of the Meeting. All stockholders who do not receive a Notice, including the stockholders who have previously requested to receive paper copies of our proxy materials, will receive a paper copy of our proxy materials by mail. If you received our proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the accompanying Proxy Statement and our Fiscal Year 2022 Annual Report on the Internet.
Only stockholders of record and beneficial owners will be able to virtually attend and vote their shares of the Company’s common stock electronically at the Meeting. Submitting a vote before the Meeting will not preclude you from voting your shares electronically at the Meeting should you decide to virtually attend. For specific instructions on how to participate in and vote your shares at the Meeting, please refer to the section entitled “Questions and Answers About Voting Your Shares” beginning on page 1 of the accompanying Proxy Statement.
By order of our Board of Directors,
Crystal L. Gordon
Senior Vice President, General Counsel,
Head of Government Affairs, and Corporate Secretary

YOUR VOTE IS VERY IMPORTANT! WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE. PLEASE VOTE BY PROXY OVER THE INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF OUR PROXY MATERIALS BY MAIL, YOU CAN VOTE BY MAIL, TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, SO THAT YOUR SHARES OF THE COMPANY’S COMMON STOCK MAY BE REPRESENTED AT THE MEETING IF YOU ARE UNABLE TO VIRTUALLY ATTEND AND VOTE ELECTRONICALLY.

1
PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you may wish to consider prior to voting. Please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for more detailed information.
2022 Annual Meeting of Stockholders (the “Meeting”)

Meeting Details DATE August 2, 2022 TIME 9:00 a.m. CDT VIA WEBCAST www.virtualshareholder meeting.com/VTOL2022
VOTING ELIGIBILITY
Only stockholders as of the close of business on June 6, 2022 (the “Record Date”) are eligible to vote at the Meeting or by proxy, and each such stockholder shall have one vote for each share of common stock held on the Record Date.

VOTING METHODS
BEFORE THE MEETING

BY INTERNET Go to www.proxyvote.com for voting instructions or scan the QR code on your Important Notice Regarding the Availability of Proxy Materials or proxy card with your smartphone, then cast your vote electronically by 11:59 p.m. (Eastern Daylight Time) on August 1, 2022.

BY TELEPHONE You may call 1-800-690-6903 on a touch-tone telephone and follow the instructions provided by the recorded message to vote your shares by telephone by 11:59 p.m. (Eastern Daylight Time) on August 1, 2022.

BY MAIL You may promptly mail your completed and executed proxy card in the postage-paid envelope, which must be received by the Company on or prior to August 1, 2022.
DURING THE MEETING

VIRTUAL MEETING Go to www.virtualshareholdermeeting.com/VTOL2022 and follow the posted instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the voting instructions that accompany your proxy materials.

Business of the Meeting

Proposals		Board Vote Recommendation	See Page Number for more information

1	Election of Directors	FOR each nominee	23
2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	69
3	Ratification of the Company’s Independent Auditors	FOR	70

Bristow Group Inc.	i	2022 Proxy Statement

PROXY STATEMENT SUMMARY	TABLE OF CONTENTS	1
Our Director Nominees
You are being asked to vote on the election of these eight directors. Additional information about each director’s background, skills and experience can be found on pages 24 to 28 of this Proxy Statement.

Name	Age	Director Since	Independent	Committee Membership and Chairpersons

G. Mark Mickelson	56	2020	✓	Chairman of the Board of Directors
Christopher S. Bradshaw	45	2015
Lorin L. Brass	68	2020	✓	Compensation Environmental, Social, and Governance
Wesley E. Kern	55	2020	✓	Compensation (Chair) Audit
Robert J. Manzo	64	2020	✓	Environmental, Social, and Governance (Chair) Audit
General Maryanne Miller, Ret.	63	2021	✓	Compensation
Christopher Pucillo	54	2020	✓	Compensation Environmental, Social, and Governance
Brian D. Truelove	63	2020	✓	Audit (Chair) Environmental, Social, and Governance
Advisory Approval of Named Executive Officer Compensation
In fiscal year 2022, the Compensation Committee and the Board of Directors (our “Board”) maintained the compensation philosophy and design adopted in fiscal year 2021 following the merger involving Bristow Group Inc. and Era Group Inc. Underpinning the fiscal year 2022 compensation program is a belief by the Compensation Committee that there must be a meaningful link between the compensation paid to our Named Executive Officers and our goal of long-term value creation for our stockholders.
The modifications in fiscal year 2021 that continued in the fiscal year 2022 executive compensation program included: a greater percentage of pay tied to performance through the use of performance-based stock units (an absolute financial metric and relative total stockholder return); an increased weighting of the financial metric in the short-term annual incentive program (the “STIP”) from 40% to 50%; and a minimum financial metric threshold that must be achieved prior to the payment of any amounts under the individual strategic goals portion of the STIP.
Set forth below are other executive compensation best practices that guide the design of our executive compensation program.

Bristow Group Inc.	ii	2022 Proxy Statement

PROXY STATEMENT SUMMARY	TABLE OF CONTENTS	1

✓ WHAT WE DO	✓	Engage with large stockholders to discuss matters of interest.
	✓	Pay for performance. Place a heavy emphasis on variable pay with approximately 85% of our Chief Executive Officer’s target direct compensation contingent upon financial and operational performance and growth in long-term stockholder value.
	✓	Use performance-based long-term incentive awards compensation through performance-based stock units and stock options for which value is contingent upon stock price performance relative to grant date.
	✓	Review target compensation levels relative to an appropriate set of peers annually.
	✓	Reinforce the alignment of stockholders and our executives and directors by requiring significant levels of stock ownership.
	✓	Ensure accountability and manage risk through (i) a robust financial restatement clawback policy applicable to our executive officers, (ii) limits on maximum annual cash incentive award opportunities, and (iii) ongoing risk assessments of our program.
	✓	Use relative and absolute performance metrics to determine the payment of future performance awards under the Company’s long-term incentive awards.
	✓	Maintain a Committee composed entirely of independent directors who are advised by an independent compensation consultant.

X WHAT WE DON’T DO	X	No employment agreements with any of our executive officers.
	X	No pledging (unless our General Counsel consents to the pledge) or hedging of our company stock, and no repricing stock options.
	X	No excise tax gross-ups.
	X	No significant perquisites.
	X	No guarantee of bonuses.
Our Independent Auditors
The Audit Committee of our Board has determined that the accounting firm of KPMG LLP (“KPMG”) is independent from the Company and appointed KPMG as the Company’s independent auditors for fiscal year 2023. Our Board recommends a vote for the ratification of the appointment of KPMG, which conducted the examination of the Company’s financial statements for each of the past twenty fiscal years. KPMG’s total fees for fiscal years 2022 and 2021 were $5.4 million and $6.7 million, respectively, which included approximately $0.4 million (or 6.5%) and $0.3 million (or 4.5%) of non-audit services in fiscal year 2022 and 2021, respectively, that were authorized by the Audit Committee in compliance with our pre-approval policies and procedures.

Bristow Group Inc.	iii	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
SOLICITATION OF PROXIES, VOTING AND REVOCATION

Information About this Proxy Statement and the Meeting
This Proxy Statement and the enclosed proxy card are being furnished to holders of record of common stock, $0.01 par value per share (“Common Stock”), of Bristow Group Inc., a Delaware corporation (the “Company” or “we”, “us” or “our”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2022 Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, August 2, 2022, and at any adjournment or postponements thereof. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This Proxy Statement and the enclosed proxy card were made available to our stockholders on or about June 21, 2022. All proxies in the form provided by the Company that are properly executed and returned to us prior to the Meeting will be voted at the Meeting, and any adjournments or postponements thereof, as specified by the stockholders in the proxy or, if not specified, as set forth in this Proxy Statement.
On January 23, 2020, Era Group Inc. (“Era”), Ruby Redux Merger Sub, Inc., a wholly owned subsidiary of Era (“Merger Sub”) and Bristow Group Inc. (“Old Bristow”) entered into an Agreement and Plan of Merger, as amended on April 22, 2020 (the “Merger Agreement”). On June 11, 2020, the merger (the “Merger”) contemplated by the Merger Agreement was consummated and Merger Sub merged with and into Old Bristow, with Old Bristow continuing as the surviving corporation. Following the Merger, Era changed its name to Bristow Group Inc., and Old Bristow changed its name to Bristow Holdings U.S. Inc. Unless the context otherwise indicates, in this Proxy Statement, references to:
•the “Company”, “we”, “us” and “our” refer to the Delaware corporation currently known as Bristow Group Inc. and formerly known as Era Group Inc.;
•“Old Bristow” refers to the Delaware corporation formerly known as Bristow Group Inc. and now known as Bristow Holdings U.S. Inc., together with its subsidiaries prior to the consummation of the Merger; and
•“Era” refers to Era Group Inc. (the Delaware corporation currently known as Bristow Group Inc.) prior to consummation of the Merger.
Questions and Answers About Voting Your Shares
Why am I receiving these materials?
The Board is providing these materials to you in connection with the Board’s solicitation of proxies from our stockholders for the Meeting and any adjournments or postponements thereof. The Meeting will be online and will be a completely virtual meeting of stockholders. You may attend, vote and submit questions during the Meeting via live audio webcast on the Internet at www.virtualshareholdermeeting.com/VTOL2022, on Tuesday, August 2, 2022, at 9:00 a.m. Central Daylight Time. On or about June 21, 2022, we made available to our stockholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials (which we refer to as a “Notice”), containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”), and how to vote your shares.

Bristow Group Inc.	1	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
What is the purpose of the Meeting?
At the Meeting, you and our other stockholders entitled to vote at the Meeting will be asked to consider and vote on the following proposals:
1To elect eight directors named in this Proxy Statement to serve until the 2023 Annual Meeting of Stockholders or until his or her successor is duly qualified and elected or until his or her earlier resignation or removal;
2To approve, on an advisory basis, named executive officer compensation;
3To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending March 31, 2023; and
4To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.
Will there be any other items of business on the agenda?
We do not expect that any other items of business will be considered because the deadlines for stockholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Who can attend the Meeting?
Only stockholders of record as of the close of business on June 6, 2022 (the “Record Date”) or the holders of their properly submitted valid proxies may attend the Meeting virtually at www.virtualshareholdermeeting.com/VTOL2022. A list of the Company’s stockholders entitled to vote at the Meeting will be available for review during ordinary business hours for ten days prior to the Meeting, and information on how to remotely access a list of stockholders entitled to vote at the Meeting in secure electronic format will be available online on the day of the Meeting.
How do I attend the Meeting?
The Meeting will be held solely by means of remote communication in a virtual meeting format only. If you are a stockholder of record as of the close of business on the Record Date, you will be able to virtually attend the Meeting, vote your shares and submit your questions online during the Meeting by visiting www.virtualshareholdermeeting.com/VTOL2022 and following the login instructions below. If you hold your shares in “street name” (a term that means the shares are held in the name of another party on behalf of its customer, the beneficial owner), you may gain access to the Meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee holder.
How do I access the audio webcast of the Meeting?
The Meeting will begin promptly at 9:00 a.m. (Central Daylight Time). The Company encourages you to access the Meeting prior to the start time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Meeting to allow time for you to log in and test your computer audio system, and you should allow ample time for the check-in procedures. To virtually attend the Meeting, log in at www.virtualshareholdermeeting.com/VTOL2022. It is important that you retain a copy of your unique 16-digit control number, which appears on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as such number will be required to gain access to and vote during the Meeting. In the event that you do not have a control number, please contact your broker, bank or other nominee holder as soon as possible so that you can be provided with the control number and gain access to the Meeting. If, for any reason, you are unable to locate your control number, you will still be able to virtually attend the Meeting as a guest by accessing www.virtualshareholdermeeting.com/VTOL2022 and following the guest login instructions; you will not, however, be able to vote or ask questions.

Bristow Group Inc.	2	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
How do I submit a question at the Meeting?
As part of the Meeting, we will hold a live question and answer session, during which time we intend to answer questions submitted during the Meeting in accordance with the rules of conduct for the Meeting that are pertinent to the Company and meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The rules of conduct for the Meeting will be posted on www.virtualshareholdermeeting.com/VTOL2022 before and during the Meeting. Only stockholders who log in using their unique 16-digit control number, which appears on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, will be able to ask questions at the Meeting.
Why are you holding a virtual meeting instead of a physical meeting?
The Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast. We believe that hosting a virtual meeting will provide a consistent experience to all stockholders regardless of location and enable more stockholders to attend and participate in the Meeting as stockholders can participate from any location around the world with Internet access. We will continue to assess the best approach to conduct meetings of stockholders going forward.
What constitutes a quorum?
The presence at the Meeting virtually or by proxy of the holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., shares with respect to which a broker indicates that it does not have discretionary authority to vote on a matter) will be counted for purposes of determining whether a quorum is present at the Meeting.
Who is entitled to vote at the Meeting?
Subject to the limitations on voting by non-U.S. citizens described below, only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held. Shares of Common Stock represented virtually or by a properly submitted proxy will be voted at the Meeting. On the Record Date, 28,329,516 shares of Common Stock were outstanding and entitled to vote.
The Company’s Amended and Restated Bylaws (our “Bylaws”) provide that persons or entities that are not “citizens of the U.S.” ( as defined in 49 U.S.C. § 40102(a)(1), as in effect on the date in question, or any successor statute or regulation, as interpreted by the U.S. Department of Transportation and any successor agency thereto in applicable precedent, including any agent, trustee or representative thereof) shall not collectively own or control more than 24.9% of the voting power of our outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the U.S. nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of shares owned by stockholders who are not citizens of the U.S. shall automatically be reduced by such amount such that the total number of votes such holder shall be entitled to vote does not exceed the Permitted Foreign Ownership Percentage. Shares held by persons who are not citizens of the U.S. may lose their associated voting rights and be redeemed as a result of these provisions.
Will other stockholders see my vote?
As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.

Bristow Group Inc.	3	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
If your shares are held in a stock brokerage account or by a bank, or other nominee holder, then the broker, bank or other nominee holder is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee holder how to vote their shares. Street name holders are also invited to virtually attend the Meeting. You may not vote your shares electronically at the Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. Please refer to the voter instruction cards used by your bank, broker or other nominee holder for specific instructions on methods of voting, including using the Internet or by telephone.
How many votes are required for the approval of each proposal?
Election of Directors: Directors are elected by a plurality of the votes of the shares of Common Stock present virtually or represented by proxy at the Meeting and voting on the matter. However, each nominee who is a current director of the Company is required to submit an irrevocable resignation as a director, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election (i.e., the number of votes “for” such director’s election constitutes less than the number of votes “withheld” with respect to such director’s election) and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Company’s stockholders do not have cumulative voting rights for the election of directors.
Votes Required to Adopt Other Proposals: The affirmative vote of the holders of a majority of shares of Common Stock present virtually or represented by proxy the Meeting and voting on the subject matter is required for approval of all other proposals being submitted to stockholders for consideration.
How are abstentions and “broker non-votes” counted?
Abstentions will not affect the outcome of the election of directors. For matters other than the election of directors, stockholders may vote in favor of or against the proposal, or may abstain from voting, and the affirmative vote of a majority of the shares of Common Stock present virtually or by proxy and voting on the subject matter is required for approval of those matters. Abstentions will have no effect on any of the proposals.
“Broker non-votes” will have no effect on any of the proposals. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares in “street name” for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” may only be voted for routine matters. The only routine matters to be brought before the stockholders at the Meeting are (i) the ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2023 and (ii) the adjournment or postponement of the Meeting. If your shares are held in “street name” by a broker and you wish to vote on any non-routine business that may properly come before the Meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your broker generally will have the authority to vote on routine matters. Broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting, but they are not counted for purposes of calculating the votes cast on particular matters at the Meeting.

Bristow Group Inc.	4	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each nominee for director contained in this Proxy Statement (Proposal 1);
•FOR approval of the Company’s named executive officer compensation (Proposal 2);
•FOR ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2023 (Proposal 3).
Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are pleased to be distributing our proxy materials again to certain stockholders via the Internet under the “notice and access” approach permitted by the rules of the SEC. As a result, we are mailing to many of our stockholders a Notice about the Internet availability of the proxy materials instead of a full paper copy of the proxy materials. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.
How do I vote?
You may vote virtually at the Meeting online at www.virtualshareholdermeeting.com/VTOL2022 by using the 16-digit control number included with these proxy materials, or you may give us your proxy. We recommend that you vote by proxy even if you plan to virtually attend the Meeting. As described below, you can revoke your proxy or change your vote at the Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the Notice, proxy card or voting instruction card. Stockholders are requested to vote in one of the following ways:
•by telephone by calling 1-800-690-6903 from any touch-tone phone and following the instructions (have your proxy card in hand when you call);
•by Internet before the Meeting by accessing www.proxyvote.com and following the on-screen instructions or scanning the QR code with your smartphone (you will need the 16-digit control number included with these proxy materials);
•during the Meeting at www.virtualshareholdermeeting.com/VTOL2022 (please see above under “How do I attend the Meeting?”); or
•by completing, dating, signing, and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States.
If you hold your shares through a bank, broker or other nominee holder, such entity/person will give you separate instructions for voting your shares.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy

Bristow Group Inc.	5	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
card. If some of your shares are held in “street name”, you should have received voting instruction with these materials from your broker, bank or other nominee holder. Please follow the voting instruction provided to ensure that your vote is counted.
Can I revoke or change my vote after I return my proxy card?
Yes. A stockholder who so desires may revoke his, her, or its proxy at any time before it is exercised at the Meeting by: (i) providing written notice to the Corporate Secretary of the Company; (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card; (iii) entering new instructions by Internet or telephone; or (iv) virtually attending the Meeting and voting. Virtual attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and stockholders who attend the Meeting virtually need not revoke their proxy (if previously furnished) to vote electronically. We encourage stockholders that plan to virtually attend the Meeting to vote by telephone or Internet or to submit a valid proxy card and vote their shares prior to the Meeting. If you hold your shares in “street name” and want to revoke your proxy, you will need to provide instructions to your broker, bank or other nominee holder.
What happens if I do not make specific voting choices?
If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by the Board on all proposals. If you hold your shares in “street name” and you do not give instructions to your broker, bank or other nominee holder to vote your shares, under the rules that govern brokers, banks, and other nominee holders who are the stockholders of record of the shares held in “street name”, it generally has the discretion to vote uninstructed shares on routine matters but has no discretion to vote them on non-routine matters. The only “routine” matters expected to be brought before the stockholders at the Meeting are (i) the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2023 and (ii) the adjournment or postponement of the Meeting. See “How are abstentions and ‘broker non-votes’ counted?” beginning on page 4.
Where can I find the voting results of the Meeting?
The Company plans to announce preliminary voting results at the Meeting and to publish the final results in a Current Report on Form 8-K within four business days following the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Meeting
Your Notice about the Internet availability of the proxy materials or proxy card will contain instructions on how to:
•View our proxy materials for the Meeting on the Internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials and our Annual Report are also available on our website at www.bristowgroup.com. In addition, you may find information on how to obtain directions to virtually attend the Meeting and vote electronically by submitting a query via e-mail to InvestorRelations@bristowgroup.com.
Your Notice or proxy card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated by you.
Solicitation and Solicitation Expenses
The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

Bristow Group Inc.	6	2022 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	TABLE OF CONTENTS	1
The Company has requested brokers, banks and other nominee holders of voting Common Stock of the Company to forward proxy solicitation materials to their customers, and such brokers, banks and nominee holders will be reimbursed for their reasonable out-of-pocket expenses.
The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The fees of D.F. King & Co., Inc. are $7,000 plus reimbursement of its reasonable out-of-pocket costs. If you have questions about the Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact the Company’s proxy solicitation agent as follows:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks/Brokers: (212) 269-5550
Toll-free: (800) 755-7250

Bristow Group Inc.	7	2022 Proxy Statement

CORPORATE GOVERNANCE	TABLE OF CONTENTS	1
CORPORATE GOVERNANCE
Environmental, Social, and Governance (“ESG”)
Bristow’s vision is to lead the world in innovative and sustainable vertical flight solutions, and we are committed to leading responsibly. Along with our commitment to safe and reliable operations, we have a corporate social responsibility program and focus on environmental responsibility through daily practices as further described in the following sections. The Environmental, Social, and Governance Committee of the Board (the “ESG Committee”) oversees our sustainability initiatives, which include, but are not limited to, prioritizing efforts to reduce our environmental footprint, increasing transparency for our stakeholders, and ensuring our social responsibility program continues to provide value for our employees and the community.
We intend to publish our inaugural sustainability report in the second quarter of fiscal year 2023.
Environmental and Social Initiatives
Bristow seeks to play a positive role in the communities where we operate by conducting our operations in a way that respects the environment and surrounding communities. Additionally, through Bristow Uplift, our social responsibility program, we align our business practices with social investments and work to build strong community relationships that will have a positive impact on our communities and create long-term value for our business.
Environmental Initiatives
In fiscal year 2021, Bristow was one of the first vertical lift operators in the U.K. to obtain International Organization for Standards (ISO) 14001 certification, which certifies that our U.K. operations have an environmental management system in place that monitors, manages, and delivers continuous improvement at our bases of operations. In fiscal year 2022, our Brazil operations passed an ISO 14001 audit continuing their certification that was obtained in 2018, and we began working to obtain ISO 14001 certification for other operating bases throughout our global footprint. We also have undertaken proactive measures to reduce aircraft emissions and reduce the environmental impact of our operations by monitoring operational practices to reduce our time running the aircraft on the ground, utilizing a fleet of modern and regularly maintained aircraft supported by the latest technologies, such as flight planning software for payload management, and by partnering with our customers to maximize seat utilization, thus reducing the number of flights required. Additionally, we are partnering with engine manufacturers, aircraft manufacturers, fuel suppliers, customers and other stakeholders to be early and leading adopters of sustainable aviation fuels. We are also transitioning to the use of more electric ground support vehicles in our operations and have partnered with manufacturers to assist with the development of electric vertical takeoff and landing and short takeoff and landing aircraft.
Bristow Uplift
We align our social investment initiatives with the five pillars of this program: Education, the Underserved, Health and Wellness, Diversity, and Sustainability.Through these efforts, we support building strong community relationships through the causes that are most important to our employees, ultimately creating long-term value for our business.
Human Rights
Through our Code of Business Integrity (“COBI”), we have committed to upholding the principles of the United Nations Universal Declaration of Human Rights and standards such as nondiscriminatory treatment, voluntary employment, freedom of association, minimum wage, anti-harassment, prohibiting forced or child labor, and maintaining a healthy and safe work environment. We have adopted an Antislavery and Human Trafficking Policy that is applicable to our employees. The policy prohibits any use of slavery or human trafficking in Bristow’s supply chain, and as a condition of doing business with Bristow, we require all suppliers of aircraft, parts, and components to agree to comply with our COBI.

Bristow Group Inc.	8	2022 Proxy Statement

CORPORATE GOVERNANCE	TABLE OF CONTENTS	1
Safety, Industry Hazards and Insurance
The safety of our passengers and the maintenance of a safe working environment for our employees is our number one core value and highest operational priority. We have a strong safety culture committed to zero accidents and zero harm. It is owned by each employee and led by our President and Chief Executive Officer, who is responsible for setting the tone at the top. Aviation services are potentially hazardous and may result in incidents or accidents. Challenges to safe operations include unanticipated adverse weather conditions, fires, human factors, and mechanical failures that may result in death or injury to personnel, damage to equipment, and other environmental or property damage. We are also subject to regulation by OSHA and comparable state agencies, whose purpose is to protect the health and safety of workers. Failure to comply with these agencies’ requirements can lead to the imposition of penalties.
Technology and Standards
Bristow’s fleet is configured with the latest safety equipment, including Traffic Collision Avoidance Systems (TCAS), Enhanced Ground Proximity Warning Systems (EGPWS) or Helicopter Terrain Awareness and Warning Systems (HTAWS), Automatic Dependent Surveillance- Broadcast (ADS-B), Helicopter Flight Data Monitoring (“FDM”) Systems, Health and Usage Monitoring Systems (“HUMS”), satellite communication and flight following systems, and forward facing tail cameras. During the fiscal year 2022, we also enhanced our mass emergency communication system, which we expect will allow for digital incident management to be adopted in fiscal year 2023, and completed the integration of the Company safety information system (BeSAFE) in Brazil, Suriname and the U.S. Gulf of Mexico.
Systems and Processes
Our safety, legal, and compliance departments oversee our adherence with government regulations, customer safety requirements and safety standards within our organization, the standardization of our base operating procedures and the proper training of our employees. A key to maintaining our strong safety record is developing and retaining highly qualified, experienced, and well-trained employees. We conduct extensive safety training on an ongoing basis and develop, implement, monitor, and continuously improve our safety management system to proactively manage risk and support the physical safety and mental wellness of our employees. Additionally, we have implemented supporting safety programs that include, among many other features, (i) transition and recurrent training using full-motion flight simulators and other flight training devices, (ii) a FAA approved FDM program and (iii) HUMS, which automatically monitor and report on vibrations and other anomalies on key components of certain helicopters in our fleet.
Culture
Our safety culture and the implementation of the Target Zero program is modeled by each employee and led by our President and Chief Executive Officer, who is responsible for setting the tone at the top. Under COBI, all employees are empowered, and actively encouraged by management, to challenge unsafe acts and conditions, including by exercising his or her “STOP WORK” authority, and participate in safety improvements by the Company.
Human Capital Management
With over seven decades of operations, we are one of the largest and longest-serving helicopter operators in the world, with a reputation for operational excellence. Our employees are some of the most highly regarded experts in vertical flight solutions. We prepare our employees for success through training, competitive benefits packages, and career development. We believe the best way to attract and retain top talent is to invest in our people through creating safe work environments, employee training and multi-level engagement to support their success. We seek qualified candidates who are aligned with our commitment to safety and other core values of integrity, passion, teamwork and progress. Our areas of focus for human capital management are:
Health and Safety
Safety is our number one core value and highest operational priority. Our pilots, maintenance technicians and support personnel are committed to our mission to provide safe, efficient and reliable aviation services. We initiated our industry-

Bristow Group Inc.	9	2022 Proxy Statement

CORPORATE GOVERNANCE	TABLE OF CONTENTS	1
leading safety program, Target Zero, and are one of three founding members of HeliOffshore, an organization dedicated to collaboration across the offshore helicopter industry to improve safety around the world.
We believe in keeping everyone safe and well, which includes doing our part to safeguard our physical and mental well- being. We currently have global resources in place to support mental health including an employee well-being portal that provides information and support channels for navigating stress and access to counseling and mental health professionals for all our employees around the world. In response to the COVID-19 pandemic, we have taken a number of steps to help protect the health and well-being of our workforce and communities, including the implementation of flexible work schedules, incremental paid time off for employees experiencing symptoms and augmenting safety operational procedures to prevent workplace and passenger exposure.
Training and Development
We are committed to elevating our employees. All of our employees are required to take periodic trainings that promote the commitment to our core values. Our pilots and mechanics are required to take the latest trainings to ensure they are equipped to operate our aircraft with the best knowledge and experience. Our licensed professionals are afforded the opportunity for continuing education in their fields of expertise.
Diversity and Inclusion
We are committed to attracting and retaining high-performing employees through a diverse talent base and evaluating and promoting throughout our organization based on skills and performance. This is reinforced through our policy under our COBI to provide equal opportunity for everyone in recruiting, hiring, developing, promoting and compensating without regard to race, color, religion, sex, sexual orientation, national origin, citizenship, age, marital status, veteran status or disability. Our workforce is represented by 37 nationalities globally, approximately 25% of our U.S. employees are veterans and approximately 18% of our workforce are women, with 38% serving in management level roles and with half of our executive management team represented by women. In addition, we have racial and ethnic diversity across our global operations.
Board of Directors and Director Independence
The business and affairs of the Company are managed under the direction of the Board. Currently, the Company’s Board is comprised of eight directors. Our Bylaws provide that the Board will consist of not less than three and not more than fifteen directors. In connection with the recommendation of the ESG Committee, the Board has nominated all of the current directors for re-election at the Meeting.
During fiscal year 2022, the Board held ten meetings. Each of the directors attended at least 87.5% of the combined total meetings of the full Board and each of the committees on which he or she served, in each case, during the portion of fiscal year 2022 in which he or she served as a member of the Board. Although the Company does not have a formal policy requiring Board members to attend each Annual Meeting of Stockholders, it is encouraged, and all of the Board members attended the 2021 Annual Meeting of Stockholders. We facilitate director attendance at each Annual Meeting of Stockholders by scheduling such meetings in conjunction with regular Board and committee meetings.
A majority of the Company’s current directors are independent, non-employee directors, and this will continue to be the case should all the director nominees be elected at the Meeting. The Board has made the affirmative determination that each of General Miller, Ret. and Messrs. Brass, Kern, Manzo, Mickelson, Pucillo and Truelove are independent as such term is defined by the applicable rules and regulations of the NYSE. Additionally, each of these directors meets the categorical standards for independence established by the Board (the “Bristow Categorical Standards”). A copy of the Bristow Categorical Standards is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents” (entitled Director Independence Standards). The Company’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

Bristow Group Inc.	10	2022 Proxy Statement

CORPORATE GOVERNANCE	TABLE OF CONTENTS	1
The schedule of Board meetings is made available to directors in advance along with the agenda for each meeting so that they may review and request changes. Directors also have access to management at all times and regularly communicate informally with management on an assortment of topics.
Majority Voting
Our Bylaws provide that a director who fails to receive a majority of votes cast at an annual meeting of the stockholders must tender his or her resignation (assuming that the election is uncontested). Under our Bylaws, each nominee who is a current director is required to submit an irrevocable resignation, which resignation would become effective only upon (1) that person not receiving a majority of the votes cast in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the ESG Committee, is required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board is required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director.
Board Leadership Structure
The Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time. The Board believes that the most effective leadership structure for the Company at the present time is to separate the positions of Chairman and Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to, and maintaining independent oversight of, management. The Board believes this structure recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Company’s Non-Executive Chairman, particularly as the Board’s oversight responsibilities continue to grow and demand more time and attention.
In addition to the role that the Non-Executive Chairman has with regard to the Board, the chair of each of the three wholly independent key committees of the Board (Audit Committee, Compensation Committee and ESG Committee) and each individual director is responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.
The Board has adopted significant processes designed to support the Board’s capacity for objective judgment, including executive sessions of the independent directors at Board meetings, independent evaluation of, and communication with, members of senior management, and annual self-evaluation of the Board, its committees, and its leadership. These and other critical governance processes are reflected in the Corporate Governance Guidelines and the various Committee Charters that are available on the Company’s website at www.bristowgroup.com. The Board has also provided mechanisms for stockholders to communicate in writing with the Non-Executive Chairman of the Board, with the non-employee and/or independent directors, and with the full Board on matters of significance. These processes are also outlined in the Section of this Proxy Statement entitled “Communication with the Board or Independent Directors.”
Executive Sessions
The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall meet periodically in executive session without any management participation. In addition, if any of the non-management directors are not independent under the applicable rules of the NYSE, then the independent directors will meet separately at least

Bristow Group Inc.	11	2022 Proxy Statement

CORPORATE GOVERNANCE	TABLE OF CONTENTS	1
once per year without the presence of the non-independent director, and at other times as necessary. Committees of the Board may also meet in executive session without the presence of any non-independent director as deemed appropriate.

Bristow Group Inc.	12	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Committees of the Board of Directors
The Board has established three standing committees: Audit, Compensation and Environmental, Social, and Governance. Each of the committees operates under a written charter that has been posted on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”. The website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement. The charter of each committee is also available free of charge on request to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042. The members and chairperson for each committee set forth below were the same at the end of fiscal year 2022, except that Robert J. Manzo joined the Audit Committee effective May 12, 2022 and Charles Fabrikant resigned from the Board and the Audit Committee effective June 10, 2022.
Board Committees

Independent Directors	Audit	Compensation	ESG

Lorin L. Brass		●	●
Wesley E. Kern	●	▲
Robert J. Manzo	●		▲
G. Mark Mickelson
General Maryanne Miller, Ret.		●
Christopher Pucillo		●	●
Brian D. Truelove	▲«		●

▲	Committee Chair
●	Committee Member
«	Audit Committee Financial Expert

Bristow Group Inc.	13	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Audit Committee
The Audit Committee met four times during fiscal year 2022 and is currently comprised of Messrs. Kern, Manzo and Truelove. Mr. Manzo joined the Audit Committee in May 2022. Mr. Truelove is the Chair of the Audit Committee, and he maintained frequent communication with the other members of the Audit Committee as well as the Company’s Non-Executive Chairman and Chief Executive Officer regarding matters relevant to the Audit Committee. During fiscal year 2022, independent non-employee director Charles Fabrikant served as a member of the Audit Committee until his resignation from the Board effective June 10, 2022. The Board has determined that Mr. Truelove is an “audit committee financial expert” for purposes of the rules of the SEC and that each other member of the Audit Committee is financially literate as required under the NYSE standards. In addition, the Board determined that each member of the Audit Committee is independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Bristow Categorical Standards. The Audit Committee is expected to meet at least quarterly.
Committee Function. The Audit Committee assists the Board in fulfilling its responsibility to oversee, among other things:
•the conduct and integrity of management’s execution of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;
•the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, its conduct of the annual audit and its engagement for any other services;
•the Company’s systems of internal accounting and financial and disclosure controls, the annual independent audit of the Company’s financial statements and the integrated audit of internal controls over financial reporting;
•risk management and controls, which includes assisting management with identifying and monitoring risks or exposures, assessing the steps management has taken to minimize such risks and overseeing the Company’s underlying guidelines and policies with respect to risk assessment and risk management;
•the Company’s ESG disclosures and the adequacy and effectiveness of internal controls related to such disclosures, and to coordinate with the ESG Committee with respect to such matters;
•the processes for handling complaints relating to accounting, internal accounting controls and auditing matters;
•the Company’s legal and regulatory compliance;
•review of certain material agreements that require approval of the Board pursuant to the Company’s Delegation of Authority, which is reviewed and approved annually by the Board;
•any code of business conduct and ethics applicable to directors and senior officers, including any waivers under such code; and
•the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.
The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management and the independent auditors have more time, knowledge and detailed information about the Company than Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

Bristow Group Inc.	14	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Compensation Committee
The Compensation Committee is currently comprised of General Miller, Ret. and Messrs. Brass, Kern and Pucillo. Mr. Kern is the Chair of the Compensation Committee. The Compensation Committee met four times during fiscal year 2022 and, in addition, the Chair of the Compensation Committee maintained frequent communication with the other members of the Compensation Committee as well as the Company’s Non-Executive Chairman and Chief Executive Officer regarding compensation matters. The Board has determined that each member of the Compensation Committee is independent, as defined by the rules of the NYSE, Section 10C-1 of the Exchange Act, and in accordance with the Bristow Categorical Standards. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Committee Function. The Compensation Committee, among other things:
•reviews and makes recommendations to the Board for approval of corporate goals and annual performance objectives relevant to executive compensation;
•reviews, together with the Company’s independent directors, and makes recommendations to the Board for approval of compensation for the Chief Executive Officer and other members of the executive leadership team;
•evaluates officer compensation plans, policies and programs;
•reviews and approves, together with the Company’s independent directors, benefit plans;
•approves, together with the Company’s independent directors, all grants of equity awards and administers the Company’s incentive plans;
•reviews and discusses with management the Company’s Compensation Discussion and Analysis and prepares a report on executive compensation to be included in the Company’s Annual Report on Form 10-K and proxy statement;
•determines stock ownership guidelines for the Chief Executive Officer and other officers at the Vice President level or higher and monitors compliance with such guidelines;
•reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews and discusses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk;
•annually evaluates the independence of any advisors retained by the Compensation Committee; and
•reviews and recommends to the Board for approval the frequency with which the Company will conduct an advisory stockholder vote on executive compensation required by Section 14A of the Exchange Act.
The Chair of the Compensation Committee sets the agenda for meetings of the Compensation Committee. The meetings are attended by the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer and the General Counsel, if requested. The Compensation Committee meets at least annually with the Chief Executive Officer to discuss and review the performance criteria and compensation levels of members of the executive leadership team. At each meeting, the Compensation Committee has the opportunity to meet in executive session. The Chair of the Compensation Committee reports the Compensation Committee’s recommendations regarding compensation of members of the executive leadership team to the full Board. The Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its discharge of its duties and responsibilities, including the evaluation of executive officer compensation.

Bristow Group Inc.	15	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Compensation Committee Interlocks and Insider Participation. During fiscal year 2022, no member of the Compensation Committee was, and no member of the Compensation Committee currently is, an officer or employee of the Company. During fiscal year 2022, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers serve on the Board or the Compensation Committee. During fiscal year 2022, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.
Environmental, Social, and Governance Committee
The ESG Committee met three times during fiscal year 2022. The ESG Committee is currently comprised of Messrs. Brass, Manzo, Pucillo and Truelove. Mr. Manzo is the Chair of the ESG Committee. The Board has determined that each member of the ESG Committee is independent, as defined by the rules of the NYSE and in accordance with the Bristow Categorical Standards.
Committee Function. The ESG Committee assists the Board with, among other things:
•overseeing environmental and social responsibility matters as they pertain to the Company’s business and long-term strategy, and identifying and bringing to the attention of the full Board emerging ESG trends, human capital management, including a sustainable and diverse workforce, regulatory developments or public policy trends that affect the Company’s activities, stakeholders, reputation and corporate citizenship;
•reviewing periodically and receiving updates on the Company’s ESG programs and policies, and the Company’s progress and performance against sustainability goals and metrics;
•identifying, screening and reviewing individuals qualified to serve as directors, recommending to the Board candidates for election or re-election at the Company’s next annual meeting of stockholders and to fill vacancies on the Board;
•reviewing annually the Board’s committee structure, recommending to the Board directors to serve as members and chairpersons of each committee and recommending to the Board designation of audit committee financial experts;
•developing, recommending to the Board, and overseeing implementation of modifications, as appropriate, to the Company’s policies and procedures for identifying and reviewing candidates for the Board, including policies and procedures relating to candidates for the Board submitted for consideration by stockholders;
•reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;
•reviewing periodically the size of the Board and each committee and recommending any appropriate changes;
•developing and overseeing implementation of a Company orientation program for new directors and a continuing education program for current directors;
•monitoring the practices of the Board and the executive leadership team to ensure compliance with the Company’s Corporate Governance Guidelines and principles;
•reviewing and approving potential conflict of interest matters involving the directors, the Chief Executive Officer and other members of the executive leadership team;
•evaluating non-employee director compensation plans, policies and programs;

Bristow Group Inc.	16	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
•overseeing the annual self-evaluation process of the Board based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management, among other things; and
•reviewing on a regular basis, the overall corporate governance of the Company and recommending to the Board improvements when necessary.
The ESG Committee has the power to retain outside counsel, director search and recruitment consultants or other experts, and the ESG Committee will receive appropriate funding from the Company, as determined by the ESG Committee, to engage such advisors.
Sustainability. The ESG Committee works in cooperation with management to regularly assess the Company’s strategy, programs, and policies in light of the evolving public policy landscape with respect to sustainability-related matters. The ESG Committee’s oversight responsibilities include, among other things, (i) the Company’s ESG strategy, programs, and policies; (ii) strategic response to stakeholder expectations and concerns regarding sustainability and climate-related risks and opportunities; (iii) climate-related public policy trends and regulatory matters; (iv) the Company’s social responsibility programs and policies, including human capital management; and (v) input to the Company’s annual reporting and disclosure regarding sustainability.
Selection of Nominees for the Board of Directors. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the ESG Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. In identifying new director candidates, the ESG Committee seeks advice and names of candidates from members of the ESG Committee, other members of the Board, members of management and other public and private sources. The ESG Committee, in formulating its recommendation of nominees for election as directors, considers each individual’s personal qualifications and how such personal qualifications effectively address the perceived then-current needs of the Board. Appropriate personal qualifications and criteria for membership on the Board include the following:
•experience investing in and/or guiding complex businesses as an executive leader or as an investment professional within an industry or area of importance to the Company;
•proven judgment and competence, substantial accomplishments, and prior or current association with institutions noted for their excellence;
•diversity as to business experiences, educational and professional backgrounds and gender, race and ethnicity;
•complementary professional skills and experience addressing the complex issues facing a multifaceted international organization; and
•an understanding of the Company’s business, operations and the environment in which it operates.
After the ESG Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval. Having evaluated the Board candidates set forth below under Proposal 1 pursuant to these processes and criteria, the ESG Committee recommended, and the Board determined to nominate, each of the incumbent directors named below for re-election.

Bristow Group Inc.	17	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Key Skills and Experience

Senior Leadership
Aviation or Logistics Management
Oil and Gas Industry
International Business
Finance, Accounting, or Legal
Technology/Cybersecurity
Government Affairs/Contracting
Public Company Governance
Strategic Planning
Mergers and Acquisitions
Risk Management
Age and Tenure

58.5 years	Average Age	2.5 years	Average Tenure

Bristow Group Inc.	18	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
Director and Executive Officer Succession. The Board is responsible for overseeing the succession plan process for each of the Company’s senior executive officers, the Board and the Chairman of the Board. Furthermore, the Corporate Governance Guidelines mandate that the Board shall, not less often than annually and on a more frequent basis as may be desired, review the qualities and characteristics necessary for the position of the Company’s chief executive officer. The Board shall, not less often than annually and on a more frequent basis as may be desired, review the development and progression of potential internal candidates against those standards.
Stockholder Recommendations. The ESG Committee will consider director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the same procedures required under our Bylaws for nomination of directors by stockholders. For instance, stockholder nominations must comply with the notice provisions described under “Stockholder Proposals for 2023 Annual Meeting” below. Stockholder nominations that comply with these procedures and that meet the criteria outlined therein will receive the same consideration that the ESG Committee’s nominees receive. The Company will report any material change to this procedure in an appropriate filing with the SEC and will make any such changes available promptly on the SEC Filings section of the Company’s website at www.bristowgroup.com. There have been no material changes to these procedures since the Company last provided this disclosure.
Citizenship Requirements. Our Bylaws provide that at least two-thirds of our Board must be citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended. Our Bylaws provide that a person who is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. citizens and are candidates for election as Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States. Of the eight director nominees proposed by our Board for election at the Meeting, all (or more than two-thirds) are citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended.
Communications with the Board or Independent Directors
Our Board welcomes the opportunity to hear from our stockholders and proactively engages with our stockholders on matters of interest such as executive compensation, ESG matters and Company strategy. The independent directors have established procedures for handling communications from stockholders of the Company and directed the Corporate Secretary to act as their agent in processing any communications received. All communications should be delivered in writing addressed to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042. The correspondence should be addressed to the appropriate party, namely: (i) Bristow Group Inc. - Board of Directors; (ii) Bristow Group Inc. - Audit Committee; (iii) Bristow Group Inc. - Compensation Committee; (iv) Bristow Group Inc. - Environmental, Social, and Governance Committee; or (v) the individual director designated by full name or position as it appears in the Company’s most recent proxy statement. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees will be forwarded to the ESG Committee for evaluation and further action. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive.
The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. Information related to these procedures is included in our Code of Business Integrity, which is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”. Such complaints, reports or concerns may be communicated anonymously and confidentially to the Company’s Chief Compliance Officer, General Counsel or the Chair of the Audit Committee through NAVEX Global, the Company’s third-party hotline provider. Those wishing to report concerns may do so by phone (888) 840-4147) or online (https://

Bristow Group Inc.	19	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
BristowGroup.TNWReports.com). Complaints received are logged and tracked by the Chief Compliance Officer and the General Counsel or his or her designee, investigated, and communicated to the Chair of the Audit Committee. Both our Code of Business Integrity and the Reporting Concerns and Nonretaliation Policy reflect Section 806 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), which prohibits the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.
The ESG Committee proposes nominees for director and acts pursuant to its charter, which is posted on our website, www.bristowgroup.com, under the “Governance” caption. It is the policy of the ESG Committee to consider director candidates recommended by our employees, directors, stockholders, and others, including search firms. The ESG Committee has sole authority to retain and terminate any search firm used to identify candidates for director and has sole authority to approve the search firm’s fees and other retention terms.
A stockholder who wishes to recommend a director for nomination must follow the procedures set forth below for nominations to be made directly by a stockholder. In addition, the stockholder should provide such other information as such stockholder may deem relevant to the ESG Committee’s evaluation. All recommendations, regardless of the source of identification, are evaluated on the same basis as candidates recommended by our directors, chief executive officer, other executive officers, third-party search firms or other sources.
Our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders regardless of whether such nominee is submitted to and evaluated by the ESG Committee. To nominate a director using this process, the stockholder must follow procedures set forth in our Bylaws. Those procedures require a stockholder wishing to nominate a candidate for director at next year’s Annual Meeting of Stockholders to give us written notice not earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 120 days prior to the Annual Meeting of Stockholders and not later than the later of 90 days prior to the Annual Meeting of Stockholders or the 10th day after we publicly disclose the meeting date. The notice to our Corporate Secretary must include the following:
•The nominee’s name, age and business and residence addresses;
•The nominee’s principal occupation or employment;
•The class and number of our shares, if any, owned by the nominee;
•The name and address of the stockholder as they appear on our books;
•The class and number of our shares owned by the stockholder as of the record date for the Annual Meeting of Stockholders (if this date has been announced) and as of the date of the notice;
•A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to nominate the candidate specified in the notice;
•A description of all arrangements or understandings between the stockholder and the nominee; and
•Any other information regarding the nominee or stockholder that would be required to be included in a proxy statement relating to the election of directors, including the specific experience, qualifications, attributes or skills that led the stockholder to believe that the person should serve as a director.

Bristow Group Inc.	20	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
In addition, our Bylaws require that a nominee for election or re-election must deliver to our Corporate Secretary an irrevocable letter of resignation pursuant to our majority vote policy described in more detail above as well as a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and make certain representations and agreements.
Our Bylaws provide that at least two-thirds of our Board must be citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended. Our Bylaws provide that a person who is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. citizens and are candidates for election as Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States. Of the eight director nominees proposed by our Board for election at the Meeting, all (or more than two-thirds) are citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended.
Risk Oversight
The Company’s results of operations, financial condition and cash flows can be adversely affected by risk. The management of risk is central to the success of the Company and requires the involvement of the Board, officers and employees, all of whom are entrusted to develop a balanced and prudent approach to risk.
The Company has developed and implemented operational controls designed to identify and mitigate risk associated with its financial decisions, operations, legal, compliance, business development, information technology systems, cybersecurity, data privacy and security controls, changing business conditions and initiation of new business lines. The Chief Executive Officer, with the assistance of the other members of the executive leadership team, is responsible for, among other risk management measures:
•implementing measures designed to ensure the highest standard of safety for personnel, information technology systems and data security, the environment and property in performing the Company’s operations;
•obtaining appropriate insurance coverage; and
•evaluating and identifying risk related to the Company’s capital structure in light of a rigorous assessment of its business activities.
The Board has reviewed and evaluated, and expects to routinely review and evaluate, its risk profile to ensure that the measures implemented by management are adequate to execute and implement the Company’s strategic objectives. Issues related to risk are regularly discussed by the Chief Executive Officer and the rest of the executive leadership team with members of the Board both through informal communications, such as email and in-person meetings, and during formal Board meetings. Executive leadership makes a formal presentation to the Board regarding risk management issues at least once per year. Several Board members are familiar with the risks associated with the types of assets managed and owned by the Company and routinely engage in a dialogue with the Chief Executive Officer and appropriate members of executive leadership regarding such risks.
The Audit Committee, together with executive leadership, works to respond to recommendations from internal and external auditors and supervisory authorities regarding the Company’s compliance with internal controls and procedures and other factors that could interfere with the successful implementation of the Company’s strategic plan. The Audit Committee also reviews the adequacy of the Company’s risk management policies and procedures and meets with the Chief Financial Officer, the General Counsel and the Chief Compliance Officer to consider recommendations regarding policies related to risk management. In addition, executive leadership works closely with the General Counsel and the Chief Compliance Officer to facilitate compliance with foreign and domestic laws and regulations.

Bristow Group Inc.	21	2022 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	TABLE OF CONTENTS	1
The Company has established an Enterprise Risk Committee and a Compliance Committee to oversee risk management and compliance activities as a means of bringing issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business. Both the Enterprise Risk Committee and the Compliance Committee assist with the preparation of a report to the Audit Committee at least twice a year regarding the Company’s cybersecurity and data privacy risks and the technologies, policies, processes, controls and practices for managing and mitigating such risks, including the quality and effectiveness of the Company’s information technology systems and processes.
The Board believes that executive leadership’s procedures, combined with Board, Audit Committee, Compliance Committee, and Enterprise Risk Management Committee oversight, enable the Company to properly and comprehensively assess risk from both an enterprise-wide and departmental perspective, thereby managing and observing the most substantive risks at each level within the Company.
Code of Business Conduct and Ethics
Our Board has adopted a set of Corporate Governance Guidelines, a Code of Business Integrity for directors and employees and a Supplemental Code of Ethics (collectively, our “Code”). A copy of each of these documents, along with the charters of each of the committees described above, is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents” and is also available to stockholders in print without charge upon written request to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
Our Code applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer and all senior financial officers. Our Code covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, international trade regulations, confidentiality, compliance procedures and employee complaint procedures. Our Board periodically reviews and revises our Code, as it deems appropriate.

Bristow Group Inc.	22	2022 Proxy Statement

1
PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of eight directors. The term of office of all of our present directors will expire no later than the day of the Meeting upon the election of their successors. The directors elected at the Meeting will serve until their respective successors are elected and qualified or until their earlier death, resignation or removal.
Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the election of the nominees hereinafter named. Directors having beneficial ownership derived from presently existing voting power of approximately 0.7% of our Common Stock as of the Record Date have indicated that they intend to vote for the election of each of the nominees named below. If any nominee withdraws or for any reason is unable to serve as a director, the persons named in the accompanying proxy either will vote for such other person as our Board may nominate or, if our Board does not so nominate such other person, will not vote for anyone to replace the nominee. Except as described below, our management knows of no reason that would cause any nominee hereinafter named to be unable to serve as a director or to refuse to accept nomination or election.
Vote Required
Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting and voting on the matter. However, all nominees have submitted an irrevocable letter of resignation conditional on (i) such nominee’s failure to receive a majority of votes cast and (ii) acceptance of such resignation by the Board. If you do not wish your shares to be voted for any particular nominee, please identify any nominee for whom you “withhold authority” to vote on the enclosed proxy card or when voting by Internet or telephone. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Recommendation
Our Board unanimously recommends that stockholders vote FOR the election to our Board of each of the nominees named below.
Information Concerning Nominees
Our present Board proposes for election the following eight nominees for director. Each of the nominees named below is currently a director of the Company. All nominees for director are nominated to serve one-year terms until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office.

Bristow Group Inc.	23	2022 Proxy Statement

PROPOSAL 1	TABLE OF CONTENTS	1
Director Nominees
We have provided information below about our nominees, including their age, citizenship and business experience for at least the past five years, including service on other boards of directors. We have also included information about each nominee’s specific attributes, experience or skills that led our Board to conclude that he or she should serve as a director on our Board in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of Bristow Group Inc.

Christopher S. Bradshaw Age: 45 Nationality: American Board: since 2015	Principal Occupations

BRISTOW GROUP INC.
President and Chief Executive Officer
since June 2020
ERA GROUP INC.
President and Chief Executive Officer
November 2014 – June 2020
Acting Chief Executive Officer
August 2014 – November 2014
Chief Financial Officer
October 2012 – September 2015

U.S. CAPITAL ADVISORS LLC
(independent financial advisory firm
co-founded by Mr. Bradshaw)
Managing Partner and Chief Financial Officer
2009 – 2012
UBS SECURITIES LLC
Energy investment banker
MORGAN STANLEY & CO.
Energy investment banker
PAINEWEBBER INCORPORATED
Energy investment banker

Directorships

OTHER LEADERSHIP AND SERVICE
	Dress for Success Houston since 2012 HeliOffshore since 2014	Small Steps Nurturing Center since 2018 Nominating Committee The National Ocean Industries Association (NOIA) since 2021 Executive Committee
Key Skills and Experience

	Senior Leadership	Aviation or Logistics Management	Finance, Accounting or Legal

Bristow Group Inc.	24	2022 Proxy Statement

PROPOSAL 1	TABLE OF CONTENTS	1

Lorin L. Brass INDEPENDENT Age: 68 Nationality: American Board: since 2020 Compensation: since 2020 ESG: since 2020	Principal Occupations

	ROYAL DUTCH SHELL	SHELL OIL COMPANY
	Senior Advisor of Business Development Director of Global Business Development, Shell International Exploration & Production	Production Superintendent, Gulf of Mexico Coastal Division Engineering Manager, West Coast Division Sr. Manager, Corporate Strategy and Planning
Directorships

PRIVATE COMPANIES
Rausch Companies Inc. Chairman, since March 2015
OTHER LEADERSHIP AND SERVICE

Abbey of the Hills
Finance Committee
Chairman of the Governance Committee
since 2018
Brass Family Foundation
Chairman, since 2004
Lennox Area Community Foundation
since 2020
Lincoln Conservation District
since 2008; Chairman, since 2012

MHCH Foundation
since 2006
South Dakota Mines Alumni Association
2018 – 2021; President, 2018 – 2021
South Dakota Mines Foundation
2007 – 2019; Chairman, 2010 – 2017
South Dakota Investment Council
2014 – 2019; Chairman, 2018 – 2019

Key Skills and Experience

	Oil and Gas Industry	International Business	Technology/Cybersecurity

Wesley E. Kern INDEPENDENT Age: 55 Nationality: American Board: since 2020 Audit: since 2020 Compensation: since 2020	Principal Occupations

	IMPROVE ONE, LLC Director since 2019 LOBO LEASING LIMITED Executive Vice President and Chief Financial Officer 2014 – 2018	US POWER GENERATING COMPANY Senior Vice President, Finance Vice President, Mergers and Acquisitions 2006 – 2013 NEXTRISE FINANCIAL STRATEGIES, LLC President since 2019
Directorships

	PRIVATE COMPANIES Mile High Labs International, Inc. since August 2020	FORMER DIRECTORSHIPS All in Behavioral Health Meridian Solar, Inc.
Key Skills and Experience

	Aviation or Logistics Management	Finance, Accounting or Legal	Offshore Wind/Renewables

Bristow Group Inc.	25	2022 Proxy Statement

PROPOSAL 1	TABLE OF CONTENTS	1

Robert J. Manzo INDEPENDENT Age: 64 Nationality: American Board: since 2020 Audit: since 2022 ESG: since 2020	Principal Occupations

	RJM I, LLC Founder and Managing Member since 2005 FTI Consulting, Inc. Senior Managing Director 2000 – 2005	POLICANO & MANZO, LLC (financial consulting firm co-founded by Mr. Manzo that was sold to FTI Consulting, Inc. in 2000)
Directorships

	PUBLIC COMPANIES Visteon Corporation since 2012 ADVANZ Pharma Corp. 2019 – 2021	PRIVATE COMPANIES Star Struck LLC since 2010 Ocean Reef Club Chairman, 2019 – April 2021
Key Skills and Experience

	Finance, Accounting or Legal	Public Company Governance	Mergers and Acquisitions

G. Mark Mickelson INDEPENDENT Age: 56 Nationality: American Board: since 2020 Chairman: since 2020	Principal Occupations

	MICKELSON & COMPANY, LLC (financial consulting firm founded by Mr. Mickelson) President since 2005	SOUTH DAKOTA HOUSE OF REPRESENTATIVES Speaker, 2017 – 2018 Speaker pro Tempore, 2015 – 2016 Member, 2012 – 2016
Directorships

	PRIVATE COMPANIES ISG Audit Committee since January 2020 PUBLIC COMPANIES Meta Financial Group, Inc. Audit Committee; Board Loan Committee 1997 – 2006	OTHER LEADERSHIP AND SERVICE South Dakota Community Foundation USD Foundation Sioux Falls Area Chamber of Commerce Board Sioux Falls Development Foundation South Dakota Board of Economic Development
Key Skills and Experience

	Finance, Accounting or Legal	Government Affairs/ Contracting	Public Company Governance

Bristow Group Inc.	26	2022 Proxy Statement

PROPOSAL 1	TABLE OF CONTENTS	1

General Maryanne Miller, Ret. INDEPENDENT Age: 63 Nationality: American Board: since 2021 Compensation: since 2021	Principal Occupations

U.S. AIR FORCE
Four-Star General, Retired
Commander of Air Mobility Command
Commander of the Air Force Reserve
Air Component for U.S. Transportation Command
Command pilot (more than 4,800 flying hours in numerous aircraft)
NEW VISTA ACQUISITION CORP. Advisor FREEDOM LIFT INNOVATIONS Advisor VETERANS JUSTICE COMMISSION Member
Directorships

OTHER LEADERSHIP AND SERVICE Board of Trustees for Manhattan College Member Leaven Kids Board Vice President
Key Skills and Experience

	Aviation or Logistics Management	Government Affairs/ Contracting	Advanced Air Mobility

Christopher Pucillo INDEPENDENT Age: 54 Nationality: American Board: since 2020 Compensation: since 2020 ESG: since 2020	Principal Occupations

	SOLUS ALTERNATIVE ASSET MANAGEMENT LP (asset management firm founded by Mr. Pucillo) Managing Partner and Chief Executive Officer / Chief Investment Officer since 2007	STANFIELD CAPITAL PARTNERS Partner/Head of Hedge Funds 2002 – 2007 Partner/Head of Training 2000 – 2002 MORGAN STANLEY Head of High Yield Loan Trading 1996 – 2000
Directorships

OTHER LEADERSHIP AND SERVICE Oak Knoll School of the Holy Child Chairman of the Investment Committee Finance Committee Telluride Foundation Visiting Nurse Association Western Golf Association
Key Skills and Experience

	Finance, Accounting or Legal	Strategic Planning	Mergers and Acquisitions

Bristow Group Inc.	27	2022 Proxy Statement

PROPOSAL 1	TABLE OF CONTENTS	1

Brian D. Truelove INDEPENDENT Age: 63 Nationality: American Board: since 2020 Audit: since 2020 ESG: since 2020	Principal Occupations

HESS CORPORATION
Senior Vice President, Global Services
Chief Information Officer (CIO), Chief Technology Officer (CTO) and Head of Supply Chain / Logistics
2011 – 2018
Senior Vice President, Global Offshore Business
Senior Vice President, Global Drilling and Completions
ROYAL DUTCH SHELL Senior Vice President for the Abu Dhabi National Oil Company/NDC on secondment from Shell Head of Global Deepwater Drilling and Completions 1980 – 2010
Directorships

PUBLIC COMPANIES Expro Group Holdings N.V. Audit Committee since 2018 ESG Committee Chairman since 2021
Key Skills and Experience

	Oil and Gas	Risk Management	Technology/Cybersecurity

Bristow Group Inc.	28	2022 Proxy Statement

EXECUTIVE OFFICERS OF THE REGISTRANT	TABLE OF CONTENTS	1
EXECUTIVE OFFICERS OF THE REGISTRANT
Under our Bylaws, our Board elects our executive officers annually. Each executive officer remains in office until that officer ceases to be an officer or his or her successor is elected. There are no family relationships among any of our executive officers. As of the close of business on June 6, 2022, our executive officers were as follows:

Name	Age	Position Held with Registrant

Christopher S. Bradshaw	45	President and Chief Executive Officer
David F. Stepanek	56	Executive Vice President, Sales and Chief Transformation Officer
Alan Corbett	64	Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Crystal L. Gordon	43	Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Jennifer D. Whalen	48	Senior Vice President, Chief Financial Officer

Christopher S. Bradshaw has served as a Director and our President and Chief Executive Officer since June 2020. He previously served as President and Chief Executive Officer of Era from November 2014 to June 2020 and Chief Financial Officer of Era from October 2012 to September 2015. Mr. Bradshaw was appointed a director of Era in February 2015. He served as Era’s Acting Chief Executive Officer from August 2014 to November 2014. From 2009 until 2012, Mr. Bradshaw served as Managing Partner and Chief Financial Officer of U.S. Capital Advisors LLC, an independent financial advisory firm that he co-founded. Prior to co-founding U.S. Capital Advisors LLC, Mr. Bradshaw was an energy investment banker at UBS Securities LLC, Morgan Stanley & Co., and PaineWebber Incorporated. He received a degree in Economics and Government from Dartmouth College.
David F. Stepanek has served as our Executive Vice President, Sales and Chief Transformation Officer since April 2021. In this role, Mr. Stepanek has responsibility for the transformation of the Company’s business mix through strategic diversification into new markets. Mr. Stepanek served as our Executive Vice President, Chief Operating Officer from June 2020 until April 2021. He previously served as Senior Vice President, Business Development of Era when he joined Era in January 2020. From 2010 through 2019, Mr. Stepanek held positions within PHI, Inc., most recently having served as President, PHI Americas, responsible for the overall performance and direction of PHI’s U.S. and international operations in the Western Hemisphere. Before becoming President PHI Americas, he served as PHI, Inc. Chief Commercial Officer and led the company’s growth in the U.S. Gulf of Mexico and international expansion including the acquisition of HNZ Group’s offshore helicopter business. PHI filed for Chapter 11 bankruptcy protection in March 2019 in order to reorganize. PHI successfully emerged from bankruptcy in September 2019. Before joining PHI in 2010, Mr. Stepanek held a variety of leadership positions at Era. After four years’ service in the U.S. Marine Corps as a heavy lift helicopter avionics technician, Mr. Stepanek moved to Sikorsky as an avionics technician and field service representative; he was subsequently promoted and contributed to the sales and product development of the S-76 and S-92 aircraft, amongst many other roles.
Alan Corbett has served as our Senior Vice President for Europe, Africa, Middle East, Asia and Australia and Search and Rescue since June 2020. Mr. Corbett is responsible for the Company’s operations in Australia, Nigeria, Norway and the U.K. Mr. Corbett is also responsible for the Company’s SAR operations. Mr. Corbett served in a similar role at Old Bristow from June 2018 to June 2020. He previously served as Old Bristow’s Vice President, EAMEA from June 2017 to June 2018. Before that, he served as Old Bristow’s Region Director of the Europe Caspian Region from April 2015 to June

Bristow Group Inc.	29	2022 Proxy Statement

EXECUTIVE OFFICERS OF THE REGISTRANT	TABLE OF CONTENTS	1
2017 and Region Director of the Europe Business Unit (EBU) from August 2014 to March 2015, in which capacities he had commercial and operational oversight of the region, including the successful transition to a fully Bristow-operated U.K. SAR service. Old Bristow filed for Chapter 11 bankruptcy protection in May 2019 in order to reorganize. Old Bristow successfully emerged from bankruptcy in October 2019. Prior to joining Old Bristow in August 2014, Mr. Corbett worked since 1985 in a number of management positions with Baker Hughes Incorporated, including vice president positions in the Middle East, Asia Pacific and Africa, most recently serving as Vice President, Sub Sahara Africa from 2011 to 2014.
Crystal L. Gordon has served as our Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary since June 2020. In this role, Ms. Gordon is responsible for legal, compliance, government affairs, insurance risk management, and contract review and management. Previously, she served as Senior Vice President, General Counsel & Chief Administrative Officer of Era when she joined in January 2019. From 2011 through 2018, Ms. Gordon served as the Executive Vice President, General Counsel and Corporate Secretary of Air Methods Corporation, an emergency air medical company operating over 400 aircraft throughout the U.S. Prior to her appointment at Air Methods Corporation, Ms. Gordon worked in private practice as a corporate and securities lawyer with Davis, Graham and Stubbs LLP, in Denver, Colorado. Ms. Gordon served in several compliance roles in the financial services industry prior to attending law school. She attended the University of Denver for law school and received a bachelor’s degree in biology from Santa Clara University.
Jennifer D. Whalen has served as our Senior Vice President, Chief Financial Officer since June 2020. In this role, Ms. Whalen is responsible for company accounting, financial reporting, investor relations, strategy and M&A, tax, information technology (IT) and other financial aspects of the Company. Previously, she served as the Senior Vice President, Chief Financial Officer of Era since February 2018. Ms. Whalen served as Era’s Vice President and Chief Accounting Officer from August 2013 until her appointment as Vice President, Acting Chief Financial Officer in June 2017. Ms. Whalen joined Era as Controller in April 2012. From August 2007 to March 2012, she served in several capacities at nLIGHT Photonics Corporation, a supplier of high-performance lasers, including as Director of Accounting. Prior to these roles, she served as the Manager of Accounting at InFocus Corporation for over two years. After serving in the U.S. military, Ms. Whalen started her career in public accounting in the assurance practice group at PricewaterhouseCoopers for approximately five years. She received a B.S. in Accounting from Alabama A&M University and a master’s degree in Accounting from the University of Southern California.

Bristow Group Inc.	30	2022 Proxy Statement

SECURITIES OWNERSHIP	TABLE OF CONTENTS	1
SECURITIES OWNERSHIP
Holdings of Certain Beneficial Owners
The following table shows certain information with respect to beneficial ownership of our Common Stock held by any person known by us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class(1)

South Dakota Investment Council 4009 West 49th Street, Suite 300 Sioux Falls, South Dakota 57106	6,376,137(2)	22.5%
Solus Alternative Asset Management LP 25 Maple Street, 2nd Floor Summit, New Jersey 07901	4,301,4703)	15.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,722,542(4)	13.2%
Empyrean Capital Overseas Master Fund, Ltd. 10250 Constellation Boulevard, Suite 2950 Los Angeles, California 90067	1,977,944(5)	7.0%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,458,7356)	5.2%
(1)Percentage of the 28,286,674 shares of Common Stock of the Company outstanding as of March 31, 2022.
(2)According to Amendment 1 to its Schedule 13D filed September 7, 2021 with the Securities and Exchange Commission, South Dakota Investment Council has sole voting and dispositive power with respect to all of such shares. Reflects shares of Common Stock directly held by South Dakota Retirement System (“SDRS”), for which South Dakota Investment Council is the investment manager. Matthew L. Clark, in his position as the State Investment Officer, has voting and investment power over the SDRS assets and has voting and investment power over the shares.
(3)According to Amendment 2 to its Schedule 13D filed November 17, 2020 with the Securities and Exchange Commission, as last modified by Form 4 filed on March 25, 2022, Solus Alternative Asset Management LP (“Solus”), Solus GP LLC (“Solus GP”), in its capacity as general partner of Solus, and Christopher Pucillo, in his capacity as managing member of Solus GP, may be deemed to have shared voting and dispositive power with respect to all of such shares. However, these reporting persons expressly disclaim beneficial ownership and membership in a group in these securities and did so in such filings.
(4)According to Amendment 3 to its Schedule 13G filed on January 27, 2022 with the Securities and Exchange Commission, BlackRock, Inc. has sole voting power with respect to 3,689,479 of such shares and sole dispositive power with respect to all of such shares. The amended Schedule 13G states that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock, and such person’s interest in such shares of Common Stock is more than 5% of the total outstanding shares of Common Stock of the Company.
(5)According to Amendment 1 to its Schedule 13G filed on February 11, 2021 with the Securities and Exchange Commission, Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), Empyrean Capital Partners, LP (“ECP”), in its capacity as investment manager of ECOMF, and Mr. Amos Meron, in his capacity as the managing member of Empyrean Capital, LLC, the general partner of ECP, each have shared voting and dispositive power with respect to all of such shares.
(6)According to Amendment 3 to its Schedule 13G filed on February 9, 2022 with the Securities and Exchange Commission (the “Amended Schedule 13G”), The Vanguard Group, Inc. (“Vanguard”) has shared voting power with respect to 24,553 of such shares, sole dispositive power with respect to 1,426,353 of such shares and shared dispositive power with respect to 32,382 of such shares. The amended Schedule 13G indicates that Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, each a wholly-owned subsidiary of Vanguard, are the beneficial owners of the securities and that no such entity beneficially owns more than 5% of the Common Stock.

Bristow Group Inc.	31	2022 Proxy Statement

SECURITIES OWNERSHIP	TABLE OF CONTENTS	1
Holdings of Directors, Nominees and Executive Officers
The following table shows how many shares (i) each of our current directors, (ii) each of our Named Executive Officers included in the Summary Compensation Table on page 57 of this Proxy Statement and (iii) all of our current directors and executive officers as a group beneficially owned as of the close of business on June 6, 2022:

Name(1)	Shares Directly and Indirectly Owned as of June 6, 2022(2)	Options Exercisable on or prior to August 5, 2022	Total Shares Beneficially Owned	Percent of Class(3)

Christopher S. Bradshaw	167,543	33,333	200,876	*
Lorin L. Brass	12,849	3,252	16,101	*
Alan Corbett	21,960	13,334	35,294	*
Crystal L. Gordon	25,569	—	25,569	*
Wesley E. Kern	12,849	3,252	16,101	*
Robert J. Manzo	17,849	3,252	21,101	*
G. Mark Mickelson	36,852	7,809	44,661	*
General Maryanne Miller, Ret.	—	—	—	*
Christopher Pucillo(4)	—	—	4,301,470	15.2%
David F. Stepanek	13,877	—	13,877	*
Brian D. Truelove	12,849	3,252	16,101	*
Jennifer D. Whalen	41,431	—	41,431	*
All directors and executive officers as a group (12 persons)(5)	363,628	67,484	4,732,582	16.7%
*Represents less than 1%.
(1)The business address of each director and executive officer is 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
(2)Excludes unvested restricted stock over which the holders do not have voting or dispositive powers.
(3)Percentages of our Common Stock outstanding as of June 6, 2022, adjusted for each Named Executive Officer, executive officer and director to include such Named Executive Officer’s, executive officer’s and director’s total shares beneficially owned as of such date.
(4)Because of his position as the managing member of Solus GP LLC, the general partner of Solus Alternative Asset Management LP (“Solus”), Mr. Pucillo may be deemed indirect beneficial owner of the 4,301,470 shares of Common Stock held directly or indirectly by certain funds and accounts managed by Solus and/or affiliates thereof (see “Securities Ownership — Holdings of Certain Beneficial Owners”), except to the extent of his pecuniary interest therein. Pursuant to applicable reporting requirements, Mr. Pucillo is reporting indirect beneficial ownership of the entire amount of our shares of Common Stock managed by Solus but he disclaims beneficial ownership of such shares.
(5)Includes Messrs. Bradshaw, Brass, Corbett, Kern, Manzo, Mickelson, Pucillo, Stepanek and Truelove, General Miller, Ret. and Mses. Gordon and Whalen.

Bristow Group Inc.	32	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
COMPENSATION DISCUSSION
AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2022 executive compensation program for the following executive officers who served in the positions set forth below during fiscal year 2022 (collectively, the “Named Executive Officers” or “NEOs”):
Our Named Executive Officers

Name	Title

Christopher S. Bradshaw	President and Chief Executive Officer
David F. Stepanek	Executive Vice President, Sales and Chief Transformation Officer
Alan Corbett	Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Crystal L. Gordon	Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Jennifer D. Whalen	Senior Vice President, Chief Financial Officer
You should read this section of the Proxy Statement in conjunction with the advisory vote that we are conducting on the compensation of our Named Executive Officers (see “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation” on page 69 of this Proxy Statement), as it contains information that is relevant to your voting decision.

Bristow Group Inc.	33	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Executive Overview
In fiscal year 2022, the Compensation Committee (the “Committee”) maintained the compensation philosophy and design adopted in fiscal year 2021 following the merger (the “Merger”) involving Bristow Group Inc. (“Old Bristow”) and Era Group Inc. (“Era”). Underpinning the fiscal year 2022 executive compensation program is a belief by the Committee that there must be a meaningful link between the compensation paid to our Named Executive Officers and our goal of long-term value creation for our stockholders. This core philosophy is embedded in the following principles that guide all aspects of our executive compensation program:

Emphasis on Pay for Performance	A substantial portion of compensation should be variable, contingent and directly linked to Company and individual performance.
Attract, Retain and Motivate Talented and Experienced Executives	Total direct compensation should be competitive to attract the best talent to the Company, motivate executives to perform at their highest levels, reward individual contributions that improve the Company’s ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value.
Balance and Responsibility	The program should balance incentives for delivering outstanding long-term, sustainable performance against the potential to encourage inappropriate risk-taking. Compensation should consider each executive’s responsibility to act at all times in accordance with our Code of Business Integrity and Supplemental Code of Ethics.
Stockholder Alignment	The financial interests of executives should be aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.
Executive Compensation Program Enhancements Continued for Fiscal Year 2022
In fiscal year 2021, the Committee considered feedback from stockholders and made modifications to strengthen the links between pay and performance and incentivize management to deliver for stockholders. Such modifications remained in place for the fiscal year 2022 executive compensation program. The modifications in fiscal year 2021 that continued in the fiscal year 2022 executive compensation program included a greater percentage of pay tied to performance through the use of performance-based stock units (an absolute financial metric and relative total stockholder return); an increased weighting of the financial metric in the short-term annual incentive program (the “STIP”) from 40% to 50%; and a minimum financial metric threshold that must be achieved prior to the payment of any amounts under the individual strategic goals portion of the STIP.
The Committee elected to maintain the same executive compensation program for fiscal year 2022 after considering many factors, including, alignment with the Company’s strategy, market practice and trends, and stockholder feedback, including the results of the fiscal year 2021 say-on-pay vote. In fiscal year 2021, the say-on-pay proposal was approved by approximately 99% of the votes cast, which the Committee believes affirms stockholder support for the current design of the executive compensation program.
Recent Business Accomplishments
In fiscal year 2022, the Company started the year with an acute awareness of the scale of the Covid-19 pandemic and its impacts while continuing to demonstrate its commitment to safety for employees and customers, including year-over-year reductions in severe injury events. The results below highlight the accomplishment of various strategic priorities to advance our vision of leading the world in innovative and sustainable vertical flight solutions while navigating a difficult environment in fiscal year 2022.

Bristow Group Inc.	34	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Key Highlights
•Our continued commitment to safety resulted in one non-fatal air accident, an 18% reduction in the total recordable injury rate, and a 25% year-over-year reduction in lost work days.
•We realized meaningful value enhancement from achievement of cost synergies from the Merger, with projects representing $53 million of annualized run-rate synergies completed as of March 31, 2022.
•Generated $107 million of Adjusted Free Cash Flow and repurchased $40 million of Common Stock.
•We were awarded two significant 10-year government search and rescue contracts for the Netherlands Coastguard and the Dutch Caribbean Coastguard.
•We further enhanced our leading government service offering with the signing of a definitive agreement to acquire British International Helicopter Services Limited, an entity providing solutions for the British Armed Forces. The acquisition remains subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.
•Multiple initiatives were advanced in support of our sustainability program, including the hiring of a Director of Sustainability and the completion of revenue flights utilizing sustainable aviation fuels in the UK for both our government and civilian customers.
•Announced multiple partnerships with various manufacturers of electric vertical take-off and landing and hybrid aircraft to assist with the development of next generation aircraft.
•Engaged in a number of key projects to support our strategic priorities, as discussed in more detail under “Individual Compensation Decisions”.

Bristow Group Inc.	35	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Selected Financial Performance Results
Below are several key financial highlights for fiscal year 2022(1).

Available Liquidity(2)		Net Debt(2)		Adjusted Free Cash Flow(3)		Adjusted EBITDA(4)
$319 million		$283 million		$107 million		$151 million

Realization of Synergies in Connection with the Merger

G&A Savings	+	Fleet Cost Savings	+	Other OpEx Savings	=	+$53 Million Annual Run-Rate Savings

Returning Value to Stockholders - Opportunistic repurchases of 1,480,804 shares of Common Stock during fiscal year 2022 for gross consideration of $40 million.

(1)Amounts shown as of March 31, 2022.
(2)Comprised of $263.8 million in unrestricted cash balances and $55 million of remaining availability under ABL Facility (see Appendix A for reconciliation).
(3)See Appendix A to this Proxy Statement for reconciliation of Adjusted Free Cash Flow.
(4)See Appendix A to this Proxy Statement for reconciliation of Adjusted EBITDA.
Elements of Target Total Direct Compensation for Fiscal Year 2022
We have three primary elements of compensation: base salary, annual short-term incentives and long-term incentives.

Base Salary	Annual Short-Term Incentive (STI) Cash Award	Long-Term Incentive (LTI) Performance-based Stock Units and Time-Based Restricted Stock Units
Provides a competitive level of fixed compensation, which is based upon individual factors such as scope of responsibility, experience, and strategic impact	Variable cash compensation component aligned with near-term objectives, while also supporting our long-term strategic plan	•Variable equity-based compensation component emphasizing long-term Company performance •Aligns executive officer interests with our stockholders’

Bristow Group Inc.	36	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
The Committee believes the following metrics listed below are indicators of the long-term financial health of our Company and, therefore, serve the fundamental objective of our executive compensation program:

Short-Term Performance Metrics	Long-Term Performance Metrics (3-year performance periods)
Adjusted EBITDA (50%)(1)	Stock Appreciation
Measures operating performance from period to period by excluding certain items that management believes are not representative of the Company’s core operating results.	Reinforces the importance of price appreciation and is consistent with our compensation philosophy to align with the long-term interests of our stockholders.
Safety (25%)	Relative Total Stockholder Return (“RTSR”)
Safety is our number one core value and highest operational priority. The safety metric is comprised of two key metrics: (i) air accidents as classified under the industry standard known as International Civil Aviation Organization (ICAO), which includes Class A and Class D air accidents; and (ii) personal injury events as measured by a lost time incident severity rate (“LTISR”).	Measures financial and operational results through our share price, which reflects our current and expected future performance, and directly links a significant portion of executive officer compensation to stockholder value creation. The Company currently measures relative performance against companies in the PHLX Oil Service Index.
Strategic (25%)	Cash Return on Invested Capital (“Cash ROIC”)(2)
Measures individual performance for achievement of strategic and operational goals established to support the Company’s strategic priorities. In fiscal year 2022, the strategic individual goals included certain ESG (Environmental, Social, and Governance) metrics related to the Company’s commitment to sustainability.	Measures the efficiency with which we allocate capital resources, taking into account not just the quantity of earnings, but also the quality of earnings and investments that drive long-term value creation.
(1)See Appendix A to this Proxy Statement for a reconciliation to the most directly comparable GAAP financial measure.
(2)See Appendix A to this Proxy Statement for the calculation.

Bristow Group Inc.	37	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
A substantial portion of compensation for our CEO and other Named Executive Officers is dependent upon performance. Set forth below is the target direct compensation mix which is comprised of base salary, target annual cash incentive award opportunity, and the grant date fair value of long-term incentive awards.

Fiscal Year 2022 Target Direct Compensation Mix
Christopher S. Bradshaw
17%
25%
58%
David F. Stepanek
26%
21%
53%
Alan Corbett
31%
23%
46%
Crystal L. Gordon
28%
29%
43%
Jennifer D. Whalen
31%
23%
46%
Base Salary
Annual STI
LTI

Base Salary ($)	Annual STI ($)	LTI ($)	Total ($)
720,000	1,080,000	2,520,000	4,320,000
X	X	X	X
400,000	320,000	800,000	1,520,000
X	X	X	X
397,481	298,111	596,222	1,291,814
X	X	X	X
400,000	400,000	600,000	1,400,000
X	X	X	X
400,000	300,000	600,000	1,300,000
X X X	X X X	X X X	X X X
How We Align Pay with Performance
As shown above, a substantial portion of the compensation for the Named Executive Officers is variable or at risk, with 83% of our Chief Executive Officer’s target compensation at risk and an average of 71% of the other Named Executive Officer’s target direct compensation at risk. Commencing June 1, 2022, our Chief Executive Officer’s variable or at risk target direct compensation will increase to 85% due to an increase in his long-term incentive target from 350% to 400%.
In fiscal year 2022, the Committee utilized relative total stockholder return (“RTSR”) and cash return on invested capital (“Cash ROIC”) as performance metrics in the long-term incentive portion of the executive compensation program. Each metric has a 25% weighting and will be settled in shares at the end of the three-year period. The other 50% of the long-term incentive program for fiscal year 2022 was comprised of time-based restricted stock units vesting equally over a three-year period.
How Fiscal Year 2022 Performance Affected Incentive Payouts
Our fiscal year 2022 compensation reflects achievement of ninety-two percent (92%) of the Target Adjusted EBITDA performance level, continued reduction of severe injury events and reduction in total lost work days, and achievement of a number of strategic priorities to advance the Company’s vision of leading the world in innovative and sustainable vertical flight solutions.

Bristow Group Inc.	38	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
The table below shows the Company’s performance measured against the pre-established performance goals for the fiscal year 2022 STIP (the “FY22 STIP”), the RTSR performance-based stock units for fiscal year 2022 (“FY22 RTSR PSUs”) and the Cash ROIC performance-based stock units for fiscal year 2022 (“FY22 Cash ROIC PSUs” and, together with the FY22 RTSR PSUs, the “FY22 PSUs”).

Performance Metric	Actual Result for Applicable Performance Period(1)	Threshold	Target (100%)	Stretch (200%)	Payout (as a % of Target)

FY22 STIP
Adjusted EBITDA (50%)	$143.3 million	$140 million	$155 million	$185 million	61%
Safety (25%)
ICAO Air Accident(2)	1	See Page 48 for a Description of the ICAO Air Accident Calculation			112.5%
Lost Time Incident Severity Rate (“LTISR”)	4.35	8.15	6.52	5.22	200%(6)
Individual Strategic Goals (25%)	98%(3)	Forfeited if 93% of the Threshold performance level for the Adjusted EBITDA performance metric is not achieved.			98%
FY22 Long-Term Incentive Program
FY22 RTSR PSUs(4)	53rd Percentile	25th Percentile	50th Percentile	90th Percentile	TBD
FY22 Cash ROIC PSUs(5)	8.4%	8.1%	9.1%	12.2%	65%
(1)The performance period for the FY22 STIP was April 1, 2021 to March 31, 2022. The FY22 RTSR PSUs cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the Named Executive Officer’s continued service through the vesting date, and are based on the RTSR attained during the performance period. The FY22 Cash ROIC PSUs will be measured in increments over a three-year period.
(2)Any fatality would have resulted in elimination of the complete safety incentive for the fiscal year. See the description of the ICAO Air Accident calculation on page 48.
(3)Average performance level of our NEOs with respect to the applicable Individual Strategic Goals.
(4)FY22 RTSR PSU achievement can range from 0% to 200% of target based on relative performance against companies in the PHLX Oil Service Index (the “OSX Index”). Payouts are generally determined by multiplying the target number of FY22 RTSR PSUs by an adjustment percentage based on the RTSR percentile performance of the Company.
(5)The percentage of FY22 Cash ROIC PSUs that become payable at the end of the applicable performance period depends on the Company’s absolute Cash ROIC during the relevant performance period. The FY22 Cash ROIC PSUs may be earned in one-third increments based on performance against a one-year Cash ROIC performance goal for each of fiscal years 2022, 2023 and 2024.

Bristow Group Inc.	39	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Total Stockholder Return Since the Merger of Era and Old Bristow
*Source: FactSet Market Data.

Executive Compensation Program Best Practices

✓ WHAT WE DO	✓	Engage with large stockholders to discuss matters of interest.
	✓	Pay for performance. Place a heavy emphasis on variable pay with approximately 85% of our Chief Executive Officer’s target direct compensation contingent upon financial and operational performance and growth in long-term stockholder value.
	✓	Use performance-based long-term incentive awards compensation through performance-based stock units for which value is contingent upon stock price performance relative to grant date.
	✓	Review target compensation levels relative to an appropriate set of peers annually.
	✓	Reinforce the alignment of stockholders and our executives and directors by requiring significant levels of stock ownership.
	✓	Ensure accountability and manage risk through (i) a robust financial restatement clawback policy applicable to our executive officers, (ii) limits on maximum annual cash incentive award opportunities, and (iii) ongoing risk assessments of our program.
	✓	Use relative and absolute performance metrics to determine the payment of future performance awards under the Company’s long-term incentive awards.
	✓	Maintain a Committee composed entirely of independent directors who are advised by an independent compensation consultant.

X WHAT WE DON’T DO	X	No employment agreements with any of our executive officers.
	X	No pledging (unless our General Counsel consents to the pledge) or hedging of our company stock, and no repricing stock options.
	X	No excise tax gross-ups.
	X	No significant perquisites.
	X	No guarantee of bonuses.

Bristow Group Inc.	40	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Factors Considered in Determining Executive Compensation
Compensation Consultant and Management
The Committee sets compensation levels based on the skills, experience and achievements of each Named Executive Officer after taking into account market analysis, input by its independent compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own compensation. The Committee believes that input from both its independent compensation consultant and our Chief Executive Officer provides useful information and points of views to assist the Committee in determining appropriate compensation.
We are always competing for the best talent with our direct industry peers and with the broader market. Consequently, the Committee, together with its independent compensation consultant, regularly reviews the market data, pay practices and ranges of specific peer companies to ensure that we continue to offer relevant and competitive executive pay packages. The Committee generally targets compensation to the market median for executive compensation program.
The Committee retained Mercer LLC (“Mercer”) to serve as its executive compensation consultant for fiscal year 2022. Prior to engaging Mercer, the Committee evaluated Mercer’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Committee reviewed the independence of Mercer and concluded that it is independent and that its work for the Committee will not raise any conflicts of interest. The Committee has the sole authority to modify or approve Mercer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement, and hire a replacement or additional consultant at any time. No other consulting firm made recommendations to the Committee or management on the peer group composition or on the form, amount or design of executive compensation in fiscal year 2022.
Executive Compensation Peer Group
Our peer group was developed primarily based on industry and size, focusing on companies in the oil and gas equipment and services and air transportation sectors. The Committee reviews the peer group on an annual basis.
Our peer group for fiscal year 2022 included each of the 15 companies listed below in decreasing order of global revenues for the most recently ended fiscal year for each such company.

Company	Revenue (in millions)	Company	Revenue (in millions)

Atlas Air Worldwide Holdings, Inc.	$4,031	Air Transport Services Group, Inc.	$1,734
Matson, Inc.	$3,925	Allegiant Travel Company	$1,708
Spirit Airlines, Inc.	$3,231	Helix Energy Solutions Group, Inc.	$675
SkyWest, Inc.	$2,713	Newpark Resources, Inc.	$615
MRC Global Inc.	$2,666	Oil States International, Inc.	$573
Transocean Ltd.	$2,556	Forum Energy Technologies, Inc.	$541
Kirby Corporation	$2,247	Core Laboratories N.V.	$470
Oceaneering International	$1,869
Bristow FY 2022 Global Revenues			$1,185
Proxy Peer Group Median			$1,869

Bristow Group Inc.	41	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Analysis of Executive Officer Compensation
Overview of the Fiscal Year 2022 Executive Compensation Program
The compensation of our Named Executive Officers consists of the following three key components that are described in more detail below: (1) base salary; (2) annual short-term incentive awards; and (3) long-term equity incentive awards.

Base Salary
To attract and retain talented and qualified executives, we provide competitive base salaries, which the Committee generally targets at the market median for executives with similar responsibilities. The Committee considers the competitive market data noted in the section entitled “Factors Considered in Determining Executive Compensation” when setting base salary. Salary adjustments have been typically made in May of each year and are based on the individual’s experience and background, the general movement of salaries in the marketplace, the Company’s financial performance and a qualitative assessment of the individual’s performance by his or her immediate supervisor, or in the case of the Chief Executive Officer, by the Board.
Fiscal Year 2022 Base Salaries
The Committee recommended, and the Board approved, base salary adjustments for the following Named Executive Officers for fiscal year 2022: (i) a 5% increase for Ms. Whalen in connection with the corporate management reorganization announced on April 1, 2021 in which Ms. Whalen took on additional responsibilities, including oversight of the information technology department; and (ii) a 5% increase for Ms. Gordon effective as of June 1, 2021, based on the Committee’s review of market data for executives with similar responsibilities.

Bristow Group Inc.	42	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
The following table summarizes these changes:

Named Executive Officers	Base Salary Effective June 11, 2020	Base Salary Effective June 1, 2021

Christopher S. Bradshaw	$720,000	$720,000
David F. Stepanek	$400,000	$400,000
Alan Corbett(*)	$397,481	$397,481
Crystal L. Gordon	$380,000	$400,000
Jennifer D. Whalen	$310,000	$400,000
(*)Mr. Corbett’s base salary in GBP is £301,886. The USD amounts of his cash compensation are based on an exchange rate of 1 GBP to 1.32 USD, being the foreign exchange rate as of March 31, 2022.
Short-Term Annual Incentive Program
The Company maintains a short-term annual incentive program (the “STIP”) to reward selected executive officers and other employees for their contributions to the performance of the Company by achieving specific safety and financial metrics and individual strategic goals intended to support the Company’s strategic priorities.
The Committee sets the annual target value of each Named Executive Officer’s short-term incentive award opportunity as a percentage of the executive’s base salary. Generally, the award opportunities for each metric evaluated under the STIP are established at Threshold, Target and Stretch levels. The Stretch level for each metric is capped at 200% of Target, and as a result, the overall potential amount that could be earned is capped at 200% of Target.
The STIP for fiscal year 2022 (the “FY22 STIP”) included three performance metrics: safety, financial (i.e., Adjusted EBITDA) and individual strategic goals aligned with the operational and strategic objectives of the Company’s business. The relative weightings of each performance metric are set forth below. Attainment of 93% of the Threshold performance level for Adjusted EBITDA was required in order for any Named Executive Officer to receive any payment for achievement of the individual strategic goals.

FY22 STIP Mix and Performance Metrics

Safety Metric
25%
AA and
LTISR
Financial Metric
50%
Adjusted
EBITDA
Individual
Strategic Goals
25%

Bristow Group Inc.	43	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Overview of Safety Performance (25%)
Safety is our number one core value and highest operational priority. Our safety performance metrics under the FY22 STIP included (i) consolidated air accidents as determined in accordance with the International Civil Aviation Organization (“ICAO”) classification (“ICAO AA”), which is a measure of aircraft accidents that accounts for the severity of any damage or injuries sustained during such events, for the fiscal year compared to a preset target; and (ii) personal injury events as measured by a lost time incident severity rate reflecting the number of lost work days experienced expressed as a rate per 100 full-time employees (“LTISR”). ICAO AA and LTISR each account for 12.5% (together accounting for 25%) of the weighting for the FY22 STIP. Both of these safety performance metrics are measured at the consolidated corporate level.

The Company’s continued commitment to our Target Zero safety culture resulted in an 18% reduction in the total recordable injury rate and a 25% year-over-year reduction in lost work days.

Financial Performance/Adjusted EBITDA (50%)
Our financial performance metric for the FY22 STIP was measured by Adjusted EBITDA. Adjusted EBITDA (as defined under the FY22 STIP) was $143.3 million in fiscal year 2022, satisfying Threshold level of performance for Adjusted EBITDA under the FY22 STIP.

Threshold level of performance for Adjusted EBITDA was met in fiscal year 2022, resulting in a 61% payout for this performance metric.

Individual Strategic Goals (25%)
Under the FY22 STIP, the Committee, together with the Chief Executive Officer (other than for himself), approved individual strategic goals for each Named Executive Officer aligned with the Company’s strategic priorities. The individual strategic goals of the FY22 STIP link compensation directly to the performance of the Named Executive Officer.

The Committee carefully evaluated Company and individual performance. On average, the Named Executive Officers achieved 98% of the individual strategic goals agreed upon by the Committee for fiscal year 2022. Please see below for the Committee’s considerations with respect to each Named Executive Officer’s individual performance.

Strengthened the Company’s government service offerings with the award of two 10-year government search and rescue contracts in fiscal year 2022.

Bristow Group Inc.	44	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1

Christopher S. Bradshaw President and Chief Executive Officer
Selected Fiscal Year 2022 Performance Highlights
•Oversaw the delivery of another strong year of safety, leading several key initiatives, including an 18% reduction in the total recordable injury rate, a 25% year-over-year reduction in lost work days, harmonizing the Company’s safety reporting systems in the Americas following the Merger, and enhancing safety management reporting programs across the Company’s operational footprint;
•Led the realization of $53.3 million of run-rate cost synergies from the Merger as of March 31, 2022;
•Advanced the Company’s sustainability initiatives. Key highlights included, among other things, completion of offshore revenue flights utilizing sustainable aviation fuels in the UK for both the Company’s government and civilian customers, supporting communities through donations to 56 organizations through the Bristow Uplift program, and launching a project management office to support the execution of the Company’s environmental, social, and governance initiatives; and
•Strengthened our government service offerings with the award of two 10-year search and rescue contracts with the Netherlands Coastguard and Dutch Caribbean Coastguard and the signing of a purchase agreement to acquire British International Helicopter Helicopter Services Limited, an entity providing services to the British Armed Forces.
COMPENSATION DECISIONS
In June 2021, the Committee recommended, and the Board approved, the following compensation actions with respect to Mr. Bradshaw:
•Mr. Bradshaw’s base salary was unchanged for fiscal year 2022;
•The issuance of an annual equity award with an aggregate target grant date value of approximately $2.5 million, which was split equally between FY22 RSUs and FY22 PSUs; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 350%.
In May 2022, the Committee recommended, and the Board approved, a FY22 STIP payout for Mr. Bradshaw in the amount of $1,015,875, which represented 94% of his target opportunity under the FY22 STIP. In addition, the Committee recommended, and the Board approved, an increase in Mr. Bradshaw’s long-term incentive target from 350% to 400%.

Bristow Group Inc.	45	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1

David F. Stepanek Executive Vice President, Sales and Chief Transformation Officer
Selected Fiscal Year 2022 Performance Highlights
•Led the Company’s diversification efforts for advanced air mobility including the announcement of multiple partnerships with manufacturers of electric vertical take-off and landing and hybrid aircraft;
•Led the launch of Company’s geographic diversification into the Middle East marketplace; and
•Restructured our commercial reporting systems to enhance functionality which resulted in enhanced reporting and better tracking of opportunities.
COMPENSATION DECISIONS
In June 2021, the Committee recommended, and the Board approved, the following compensation actions with respect to Mr. Stepanek:
•Mr. Stepanek’s base salary was unchanged for fiscal year 2022;
•The issuance of an annual equity award with an aggregate target grant date value of approximately $800,000, which was split equally between FY22 RSUs and FY22 PSUs; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 200%.
In May 2022, the Committee recommended, and the Board approved, a FY22 STIP payout for Mr. Stepanek in the amount of $302,600, which represented 95% of his target opportunity under the FY22 STIP.

Alan Corbett Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Selected Fiscal Year 2022 Performance Highlights
•Led the effort to strengthen our government service offerings with the award of two 10-year search and rescue contracts with the Netherlands Coastguard and Dutch Caribbean Coastguard and the signing of a purchase agreement to acquire British International Helicopter Services Limited, an entity providing services to the British Armed Forces;
•Executed a strategic plan to enhance utilization of UAS services resulting in new commercial opportunities; and
•Led multiple tender submissions for several government service opportunities, including the submission of the Company’s UK SAR 2G bid.
COMPENSATION DECISIONS
In June 2021, the Committee recommended, and the Board approved, the following compensation actions with respect to Mr. Corbett:
•Mr. Corbett’s base salary was unchanged for fiscal year 2022;
•The issuance of an annual equity award with an aggregate target grant date value of approximately $630,474, which was split equally between FY22 RSUs and FY22 PSUs; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 150%.
In May 2022, the Committee recommended, and the Board approved, a FY22 STIP payout for Mr. Corbett in the amount of $297,159, which represented 95% of his target opportunity under the FY22 STIP.

Bristow Group Inc.	46	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1

Crystal L. Gordon Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Selected Fiscal Year 2022 Performance Highlights
•Drove efficiencies and enhanced reporting for insurance risk management, achieving significant savings;
•Led an entity organizational restructuring effort to support operations in the U.K. and the EU; and
•Led the Company’s government affairs strategy to advance the Company’s entry into advanced air mobility and offshore wind through strategic committee appointments, relationship development, and legislative initiatives.
COMPENSATION DECISIONS
In June 2021, the Committee recommended, and the Board approved, the following compensation actions with respect to Ms. Gordon:
•A 5% base salary increase to $400,000;
•The issuance of an annual equity award with an aggregate target grant date value of approximately $600,000, which was split equally between FY22 RSUs and FY22 PSUs; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 150%.
In May 2022, the Committee recommended, and the Board approved, a FY22 STIP payout for Ms. Gordon in the amount of $375,090, which represented 95% of her target opportunity under the FY22 STIP.

Jennifer D. Whalen Senior Vice President, Chief Financial Officer
Selected Fiscal Year 2022 Performance Highlights
•Drove efficiencies through the implementation of new budgeting and cash management systems;
•Achieved significant savings through the reorganization of the Information Technology department; and
•Supported the evaluation of strategic opportunities, including the divestiture of the Company’s business in Colombia and the signing of a purchase agreement to acquire British International Helicopter Services Limited.
COMPENSATION DECISIONS
In April 2021, the Committee recommended, and the Board approved, an increase to base salary to $400,000 for Ms. Whalen. In June 2021, the Committee recommended, and the Board approved, the following additional compensation actions with respect to Ms. Whalen:
•The issuance of an annual equity award with an aggregate target grant date value of approximately $600,000, which was split equally between FY22 RSUs and FY22 PSUs; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 150%.
In May 2022, the Committee recommended, and the Board approved, a FY22 STIP payout for Ms. Whalen in the amount of $276,188, which represented 92% of her target opportunity under the FY22 STIP. In addition, the Committee recommended, and the Board approved, an 8% increase in base salary for Ms. Whalen.

Bristow Group Inc.	47	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
FY22 Performance Results
In May 2022, the Committee, together with the Audit Committee, certified the Company’s performance with respect to the Adjusted EBITDA and safety performance metrics of the FY22 STIP and each Named Executive Officer’s achievement of individual strategic goals. The table below sets forth Threshold, Target, Stretch and actual for the financial and safety performance metrics.
FY22 STIP

Performance Metric	Actual Result for Applicable Performance Period	Threshold	Target (100%)	Stretch (200%)	Payout (as a % of Target)

Adjusted EBITDA (50%)	$143.3 million	$140 million	$155 million	$185 million	61%
Safety (25%)
ICAO Air Accident(1)	See Below for a Description of the ICAO Air Accident Performance Calculation				112.5%
Lost Time Incident Severity Rate (“LTISR”)	4.35	8.15	6.52	5.22	200%
Individual Strategic Goals (25%)	98%(2)	Forfeited if 93% of the Threshold performance level for the Adjusted EBITDA performance metric is not achieved.			98%
(1)See description below for the calculation of the ICAO Air Accident performance metric in fiscal year 2022. Any fatality would have resulted in elimination of the complete safety incentive for the fiscal year.
(2)Average performance level of our Named Executive Officers with respect to the applicable Individual Strategic Goals.
In the third quarter of fiscal year 2022, the Company experienced a non-fatal air accident as determined under the industry known ICAO classification. Performance under the ICAO AA performance metric is measured independently on a quarterly basis. As such, each quarter the Named Executive Officers have the opportunity to earn 25% of the total ICAO AA performance metric in the event of zero air accidents during such quarter. The ICAO AA performance metric is subject to a modifier of an additional (i) 50% of the amount earned in the event of one non-fatal air accident during the annual performance period; or (ii) 100% of the amount earned in the event of zero air accidents during the annual performance period. The foregoing modifier is applied at the conclusion of the fiscal year.
As a result of the non-fatal air accident in the third quarter of fiscal year 2022, the Named Executive Officers earned 75% of the ICAO AA performance metric (25% in each of the first, second and fourth quarters of fiscal year 2022), which was then subject to the 50% modifier described above, resulting in an ICAO AA performance metric of 112.5% (75% plus 37.5% (50% of 75%)) in fiscal year 2022.

Bristow Group Inc.	48	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Long-Term Incentive Program
Fiscal Year 2022 Equity Awards
In fiscal year 2022, the Committee approved equity awards to the Named Executive Officers comprised of FY22 RSUs (50%), FY22 RTSR PSUs (25%) and FY22 Cash ROIC PSUs (25%).
The aggregate target grant date values of the annual equity awards described above for each current Named Executive Officer were as follows:

Named Executive Officer	FY22 RSUs	FY22 RTSR PSUs	FY22 Cash ROIC PSUs

Christopher S. Bradshaw	$1,259,987	$629,979	$630,008
David F. Stepanek	$399,998	$199,999	$199,999
Alan Corbett	$315,241	$157,606	$157,607
Crystal L. Gordon	$300,013	$149,992	$149,993
Jennifer D. Whalen	$300,013	$149,992	$149,993
RTSR PSUs
The FY22 RTSR PSUs cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the Named Executive Officer’s continued service through the vesting date, and are based on the RTSR attained during the performance period. The FY22 RTSR PSU achievement can range from 0% to 200% of target based on relative performance against companies in the PHLX Oil Service Index (the “OSX Index”). Payouts are generally determined by multiplying the target number of FY22 RTSR PSUs by an adjustment percentage based on the RTSR percentile performance of the Company, as set forth in the following table. No payout will be made if performance is below the 25th percentile.

Performance Level	Percentile Rank Relative to Peers	Payout % of Target(1)(2)

Maximum	≥ 90th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	< 25th	0%
(1)Payout would be interpolated on a linear basis for performance between levels of achievement
(2)Payouts would be capped at target in the event of negative TSR, regardless of percentile ranking relative to the peers
Cash ROIC PSUs
The Cash ROIC metric will be measured in increments over a three-year period and is designed to focus Named Executive Officers on the efficient use of capital by promoting discipline in capital allocation decisions. See Appendix A for a calculation of Cash ROIC, which is a supplemental measure not calculated in accordance with generally accepted accounting principles in the United States (GAAP).
The Cash ROIC is denominated in PSUs, each of which is equivalent to one share of Common Stock. The percentage of such number of FY22 Cash ROIC PSUs that become payable at the end of the applicable performance period depends on the Company’s absolute Cash ROIC during the relevant annual performance periods.

Bristow Group Inc.	49	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Summary of Outstanding Performance Awards
Each PSU award features a three-year performance period resulting in overlapping awards that, in aggregate, cover a five-year period. Other than the performance share units awarded in fiscal year 2020 (the “FY20 PSUs”), the potential payout for each PSU award ranges from 0 to 200 percent. Performance under the FY20 PSUs are tied to achievement of stock appreciation, which is measured each year on June 12 over the 3-year performance period.
(1)The performance of each PSU award will be measured and determined at the end of the performance period.
(2)Payout would be capped at target in the event of negative TSR, regardless of percentile rank relative to the peers.
(3)Certification of the results of each performance metric may cause the vesting date to be extended in accordance with the terms of each PSU agreement.
Preview of Fiscal Year 2023 Executive Compensation Program
In May 2022, the Committee approved the fiscal year 2023 compensation levels for the Named Executive Officers, and no changes were made to base salary or target incentive opportunity for any Named Executive Officers other than: (i) a 8%

Bristow Group Inc.	50	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
increase in base salary for Ms. Whalen after a review of market data for executives with similar responsibilities; and (ii) an increase in Mr. Bradshaw’s long-term incentive target from 350% to 400%, which was recommended after a review of market data for executives with similar responsibilities.
Given the positive say-on-pay results (99% of the votes cast) for fiscal year 2021, the Committee did not make any changes to the STIP and LTIP design for fiscal year 2023. The Committee continues to believe that the Company’s executive compensation program for fiscal year 2023 focuses leadership on key areas that drive the business forward and align to the short-term and long-term interests of our stockholders.
Fiscal Year 2023 Long-Term Incentive Awards
The long-term incentive awards issued for fiscal year 2023 included the following grants to the Named Executive Officers:

Named Executive Officer	FY23 RSUs	FY23 RTSR PSUs	FY23 Cash ROIC PSUs

Christopher S. Bradshaw(1)	$1,440,000	$720,000	$720,000
David F. Stepanek(2)	$400,000	$200,000	$200,000
Alan Corbett(3)	$282,941	$141,471	$141,471
Crystal L. Gordon(4)	$300,000	$150,000	$150,000
Jennifer D. Whalen(5)	$322,500	$161,250	$161,250
(1)The target value of Mr. Bradshaw’s long-term incentive awards for fiscal year 2023 is equal to 400% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(2)The target value of Mr. Stepanek’s long-term incentive awards for fiscal year 2023 is equal to 200% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(3)The target value of Mr. Corbett’s long-term incentive awards for fiscal year 2023 is equal to 150% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units. The USD amounts of Mr. Corbett’s long-term incentive awards are based on an exchange rate of 1 GBP to 1.25 USD, being the foreign exchange rate as of the grant date.
(4)The target value of Ms. Gordon’s long-term incentive awards for fiscal year 2023 is equal to 150% of her base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(5)The target value of Ms. Whalen’s long-term incentive awards for fiscal year 2023 is equal to 150% of her base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
Other Compensation Components
Perquisites
We generally do not provide perquisites to the Named Executive Officers that are different from the perquisites available to all the Company’s employees broadly. In May 2022, the Committee recommended, and the Board approved, a new health and wellness program for our Named Executive Officers (the “NEO Wellness Program”), which will be available in fiscal year 2023. Under the NEO Wellness Program, Named Executive Officers are eligible to receive a comprehensive wellness examination through an approved provider. These wellness visits promote employee well-being and enable the Named Executive Officers to take appropriate steps in the event of illness or a medical condition that may impact his or her ability to perform his or her duties.
For additional information regarding perquisites, see “Director and Executive Officer Compensation – Summary Compensation Table.”
Employment Agreements and Change in Control Arrangements
The Committee does not believe fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance stockholder value. Accordingly, our U.S.-based executives generally do not have

Bristow Group Inc.	51	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
employment contracts. However, in certain limited circumstances related to mergers and acquisitions, it may be necessary to enter into employment agreements.
We also have agreements with executives based outside the United States where local regulations and practices require employment contracts.
Change in Control Arrangements
Equity Incentive Plans
Pursuant to the terms of the applicable award agreements, performance-based stock units, stock options, restricted stock and restricted stock units granted under the Bristow Group Inc. 2021 Equity Incentive Plan, the Era Group Inc. 2012 Share Incentive Plan and the Bristow Group Inc. 2019 Management Incentive Plan vest upon the death, qualified retirement or termination without “cause” of the employee, or upon the occurrence of a change in control of the Company. However, unvested awards are generally forfeited if the employee is terminated with “cause” or resigns without “good reason.”
Severance Plans
The Committee believes that it is important to provide the Named Executive Officers with certain severance payment(s) in connection with a change in control in order to establish a sense of stability in the event of transactions that may create uncertainty regarding future employment. Such payments maximize stockholder value by encouraging the Named Executive Officers to objectively review any proposed transaction to determine whether such proposal is in the best interest of our stockholders, irrespective of whether or not the NEO will continue to be employed post-transaction.
Following the Merger, the Committee elected to terminate the Era Group Inc. Senior Executive Severance Plan (“Era Severance Plan”). The severance benefits provided under the Era Severance Plan lapsed on June 11, 2022 for all of the Named Executive Officers other than Mr. Corbett who is still subject to the severance protections outlined below for Old Bristow.
Old Bristow Severance Plan
Effective as of October 31, 2019, Old Bristow adopted the Amended and Restated 2019 Management Severance Benefits Plan for U.S. Employees (the “Old Bristow Severance Plan”), which provides severance benefits to certain key employees, which are categorized into five “tiers”, including Mr. Corbett, who is a Tier 2 participant. Each of the Tier 2 and Tier 3 participants were required to enter into a separate participation agreement to the Old Bristow Severance Plan (an “Old Bristow Participation Agreement”), which provides for certain enhanced benefits and imposes additional requirements in addition to the terms of the Old Bristow Severance Plan.
The Old Bristow Severance Plan provides participants with severance benefits in the event of a termination by the Company without Cause (as defined therein) or, in the case of Tier 2 and Tier 3 participants, by the participant for Good Reason (as defined therein) (each, an “Old Bristow Qualifying Termination”), with such severance benefits consisting of the following for Mr. Corbett: (i) cash severance in the form of continued base salary payments for 12 months post‑termination; (ii) subsidized COBRA coverage for 18 months post-termination; (iii) outplacement services for 12 months post‑termination; and (iv) a pro-rata annual bonus for the fiscal year of termination based on actual performance.
For Tier 2 participants, the Old Bristow Severance Plan and Old Bristow Participation Agreements provide for enhanced severance benefits in the event that the Old Bristow Qualifying Termination occurs within the two-year period following a Change in Control (as defined therein), with such enhanced severance benefits consisting of the same severance benefits as described in the preceding paragraph, subject to the following enhancements: (i) the cash severance consists of an amount equal to 1.5x (Tier 2 participants) the sum of the participant’s (x) base salary and (y) target bonus (initially 65% of base salary (Tier 2 participants)), payable in installments over the 18-month (Tier 2 participants) post‑termination period; and (ii) the pro-rata annual bonus is based on target (as opposed to actual) performance. Because the Old Bristow Qualifying Termination would occur after the date that the Committee determined annual compensation for fiscal year 2022, the amount in clause (i)(y) above will equal to the greatest of (x) Mr. Corbett’s initial target bonus amount described

Bristow Group Inc.	52	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
above, (y) 100% of his target bonus for the fiscal year in which the Old Bristow Qualifying Termination occurs and (z) 100% of his target bonus for the prior fiscal year (excluding fiscal year 2020 and all prior years).
The Old Bristow Participation Agreements also subject Tier 2 and Tier 3 participants, including Mr. Corbett, to restrictive covenants as a condition of participating therein, with such covenants consisting of the following: (i) 12-month (or, if longer, the length of the base salary continuation period) post-termination non-compete; (ii) 24-month post-termination non-solicitation/non-hire; (iii) assignment of inventions; and (iv) perpetual confidentiality and non-disparagement. The Old Bristow Participation Agreements also provide that the Old Bristow Severance Plan may not be amended in an adverse manner to the Tier 2 and Tier 3 participants during the three-year period following October 31, 2019.
Other Benefits
Executive officers are eligible to participate, with other employees, in various employee benefit plans, including paid time off, medical, dental and disability insurance plans and a 401(k) plan. The Committee exercises no discretion over this participation.

Bristow Group Inc.	53	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
Executive Compensation Program Governance
Risk Management
The Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for Named Executive Officers and other employees. The Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company.
The Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk-taking. The foregoing conclusion is based upon the risk mitigation factors outlined below, together with the general design of the executive compensation program, which utilizes a mix of pay elements (base salary, STIP, PSUs, and RSUs) and short-term and long-term compensation plans that balance risk through the delayed payment of long-term awards. Multiple performance measures are included in the executive compensation program and maximum caps are in place for incentive compensation. Further, the Committee has the ability to apply negative discretion.
Stock Ownership Guidelines and Ongoing Holding Requirements for Officers
Our Board has adopted Stock Ownership Guidelines for officers at the Vice President level or higher. Each officer subject to the Stock Ownership Guidelines is expected to hold or have held Company stock, including unvested restricted stock or unvested restricted stock units, with a value equal to a multiple of their base salary as follows:
Officer Share Ownership Guidelines

Officers	Holding Requirement

CEO	5x annual base salary
Executive Vice President	3x annual base salary
Senior Vice President	2x annual base salary
Vice President	1x annual base salary
An officer who does not meet the minimum holding requirements may not sell any shares of our Common Stock until he or she meets the holding requirement and would continue to meet the holding requirement following any such sale. Unvested performance-based stock awards and performance-based stock units do not count toward satisfaction of the Stock Ownership Guidelines. Officers subject to the Stock Ownership Guidelines are expected to comply within five years from the later of the effective date of the guidelines (June 1, 2021) or the date the individual is named to a participating position. As of March 31, 2022, all of the NEOs are on track to meet the stock ownership requirements by March 31, 2027.
The Stock Ownership Guidelines effectively require that our officers, subject to the coming years’ requirements, hold as a group approximately $10.1 million of Company stock, including unvested restricted stock or unvested restricted stock units.
Stock Vesting Periods
The 2021 Equity Incentive Plan includes minimum vesting periods for awards. Historically, restricted stock units granted under our long-term incentive plans have either cliff vested three years from the date of grant or vested ratably in equal portions on the first, second and third anniversaries of the date of grant.
Clawback Policies
The Committee has adopted a policy of recoupment of compensation in certain circumstances that applies to each executive officer of the Company. The policy provides that in the event the Company issues a restatement of its financial

Bristow Group Inc.	54	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS	1
statements due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company will, to the extent permitted by governing law, require reimbursement from current and former executive officers for excess incentive compensation received at any time during the three-year period preceding the date on which the Company is required to prepare the accounting restatement if a lower payment would have occurred based on the restated results, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.
Insider Trading Policy
Our Insider Trading Policy, which applies to (i) directors, executive officers, and certain other senior employees, and (ii) such persons’ family members (collectively, “Insiders”), prohibits, Insiders from buying or selling Company securities when in possession of material nonpublic information and during other blackout periods. Any sale or purchase of common stock by directors, executive officers, and all other senior leaders must be made during pre-established periods. Directors and executive officers must also receive preclearance prior to any sale or purchase from the Compliance Committee (as established under the Insider Trading Policy) or pursuant to a pre-approved and pre-established Rule 10b5-1 Plan.
Hedging and Pledging Policies
Pursuant to our Corporate Governance Guidelines, directors and executive officers are specifically prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. Furthermore, directors and executive officers may not pledge Company stock as collateral for a loan or for any other purpose without the prior express written consent of the General Counsel of the Company. Finally, any pledging of or trading in Company stock by directors and executive officers is subject to additional restrictions set forth in our Insider Trading Policy.
Tax Consideration for Pay
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to the Chief Executive Officer and other covered officers to $1 million in any taxable year. Thus, while an exception exists for certain arrangements in place as of November 2, 2017, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million. While the Committee considers this limitation on tax deductibility, its decisions regarding executive compensation are determined based on the philosophy and factors described in this CD&A.

Bristow Group Inc.	55	2022 Proxy Statement

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	TABLE OF CONTENTS	1
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 Annual Meeting of Stockholders and incorporated by reference into the Form 10-K ended March 31, 2022.
Respectfully submitted,
The Compensation Committee
Wesley E. Kern, Chair
Lorin L. Brass
General Maryanne Miller, Ret.
Christopher A. Pucillo

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein, and shall not otherwise be deemed filed under those Acts.

Bristow Group Inc.	56	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
The following table provides information about the compensation of each of our Named Executive Officers for the fiscal years ended March 31, 2022 and March 31, 2021, the stub period for the three months ended March 31, 2020 (indicated as “SP”), and the calendar year ended December 31, 2019:

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Christopher S. Bradshaw President and Chief Executive Officer	2022	720,000	—	2,660,921	—	1,015,875	—	19,011	4,415,807
	2021	720,000	—	644,164	915,830	829,586	—	20,244	3,129,824
	SP	695,000	—	845,796	—	221,532	—	17,100	1,779,428
	2019	695,000	—	1,216,250	—	1,838,970	—	16,800	3,767,020
David F. Stepanek(5) Executive VP, Sales and Chief Transformation Officer	2022	400,000	—	844,744	—	302,600	—	18,661	1,566,005
	2021	400,000	260,000	128,836	183,170	225,159	—	57,232	1,254,397
	SP	320,000	144,000	487,645	—	51,000	—	3,200	1,005,845
Alan Corbett(6) Sr. VP, Europe, Africa, Middle East, Asia and Australia and Search and Rescue	2022	397,481	—	665,716	—	297,159	—	50,357	1,410,713
	2021	397,481	300,000	32,211	45,795	213,975	—	43,000	1,032,462
Crystal L. Gordon Sr. VP, General Counsel, Head of Government Affairs, and Corporate Secretary	2022	400,000	—	633,556	—	375,090	—	14,901	1,423,547
	2021	380,000	—	90,186	128,220	299,338	—	37,788	935,532
	SP	375,000	—	325,978	—	79,688	—	9,488	790,154
	2019	375,000	200,000	692,756	—	664,125	—	66,519	1,998,400
Jennifer D. Whalen Sr. VP, Chief Financial Officer	2022	400,000	—	633,556	—	276,188	—	23,804	1,333,548
	2021	380,000	—	286,308	169,872	203,177	—	12,508	1,051,865
	SP	310,000	—	226,349	—	49,407	—	17,100	602,856
	2019	310,000	—	325,500	—	415,013	—	16,800	1,067,313

Bristow Group Inc.	57	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
(1)The amount shown is the aggregate grant date fair value computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 12 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 31, 2022. The amounts shown may not correspond to the actual value that will be recognized by the NEO.
(2)For fiscal year 2022, represents amounts paid by the Company under the FY22 STIP based on the achievement of certain Company performance measures during the fiscal year. For additional information, please see “Compensation Discussion and Analysis — Short-Term Annual Incentive Program” above.
(3)Our NEOs do not participate in any defined benefit or pension plan through the Company and did not receive any above-market or preferential earnings on nonqualified deferred compensation during fiscal years 2020, 2021 and 2022.
(4)Includes for fiscal year 2022:

	Mr. Bradshaw	Mr. Stepanek	Mr. Corbett	Ms. Gordon	Ms. Whalen

Company 401(k) Contribution	$9,969	$12,628	—	$8,904	$17,777
Company Paid Life and Disability Insurance	$9,042	$6,034	$671	$5,998	$6,026
U.K. Defined Contribution Scheme(a)	—	—	$49,685	—	—
Total	$19,011	$18,662	$50,356	$14,902	$23,803
a.Mr. Corbett participates in a defined contribution scheme in which the Company made contributions in the amount of £37,736 during fiscal year 2022. The USD amount of such contributions is based on an exchange ratio of 1 GBP to 1.32 USD, being the foreign exchange rate as of March 31, 2022.
(5)Mr. Stepanek was not an NEO prior to the stub period for the three months ended March 31, 2021 and, therefore, his compensation is not disclosed for the calendar year ended December 31, 2019.
(6)Mr. Corbett was not an NEO prior to fiscal year 2021 and, therefore, his compensation is not disclosed for any prior periods.

Bristow Group Inc.	58	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
Grants of Plan-Based Awards
The following table sets forth information concerning grants of awards to each of our Named Executive Officers under the long-term incentive program during fiscal year 2022:
Grants of Plan-Based Awards for Fiscal Year 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Bradshaw	June 1, 2021(2)	337,500	1,080,000	2,160,000	—	—	—	—	—
	June 1, 2021(3)	—	—	—	—	45,177	45,177	—	1,259,987
	August 3, 2021(4)	—	—	—	—	22,589	22,589	—	597,479
	August 3, 2021(5)	—	—	—	—	22,588	22,588	—	803,455
Mr. Stepanek	June 1, 2021(2)	100,000	320,000	640,000	—	—	—	—	—
	June 1, 2021(3)	—	—	—	—	14,342	14,342	—	399,998
	August 3, 2021(4)	—	—	—	—	7,171	7,171	—	189,673
	August 3, 2021(5)	—	—	—	—	7,171	7,171	—	255,072
Mr. Corbett	June 1, 2021(2)	98,202	314,246	628,493	—	—	—	—	—
	June 1, 2021(3)	—	—	—	—	11,303	11,303	—	315,241
	August 3, 2021(4)	—	—	—	—	5,651	5,651	—	149,469
	August 3, 2021(5)	—	—	—	—	5,651	5,651	—	201,006
Ms. Gordon	June 1, 2021(2)	123,955	396,658	793,315	—	—	—	—	—
	June 1, 2021(3)	—	—	—	—	10,757	10,757	—	300,013
	August 3, 2021(4)	—	—	—	—	5,378	5,378	—	142,248
	August 3, 2021(5)	—	—	—	—	5,378	5,378	—	191,295
Ms. Whalen	June 1, 2021(2)	93,750	300,000	600,000	—	—	—	—	—
	June 1, 2021(3)	—	—	—	—	10,757	10,757	—	300,013
	August 3, 2021(4)	—	—	—	—	5,378	5,378		142,248
	August 3, 2021(5)	—	—	—	—	5,378	5,378	—	191,295

Bristow Group Inc.	59	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
(1)These amounts represent the grant date fair value of FY22 RSUs, FY22 RTSR PSUs and FY22 Cash ROIC PSUs granted to each NEO during fiscal year 2022 as computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 12 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 31, 2022. The amounts shown may not correspond to the actual value that will be recognized by the NEO.
(2)Represents the amounts of annual cash incentive that may have become payable to each NEO for performance under the FY22 STIP at Threshold, Target and Stretch performance levels. Ms. Gordon’s annual cash incentive amounts under the FY22 STIP were prorated based on her base salary of $380,000 for the period from April 1, 2021 to May 31, 2021 and $400,000 for the period from June 1, 2021 to March 31, 2022.
(3)Restricted Stock Units granted on June 1, 2021 with a three-year ratable vesting.
(4)The FY22 Cash ROIC PSUs may be earned in one-third increments based on performance against a one-year Cash ROIC performance goal for each of fiscal years 2022, 2023 and 2024. The earned FY22 Cash ROIC PSUs cliff vest at the third anniversary of the grant date, subject to the NEO’s continued service through the vesting date.
(5)The FY22 RTSR PSUs cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the NEO’s continued service through the vesting date, and are based on the RTSR attained during the performance period.
Employment Agreements
The Committee does not believe fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance stockholder value. None of our Named Executive Officers has an employment agreement.

Bristow Group Inc.	60	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our Named Executive Officers:
Outstanding Equity Awards at Fiscal Year-End — March 31, 2022

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Bradshaw	3/19/13	(1)	13,333	—	61.44	3/19/23	—	—	—	—
	3/19/15	(1)	20,000	—	63.78	3/19/25	—	—	—	—
	3/9/20	(2)	—	—	—	—	18,212	675,301	—	—
	6/17/20	(1)	—	83,333	15.76	6/12/30	—	—	—	—
	6/17/20	(3)	—	—	—	—	—	—	55,558	2,060,091
	6/1/21	(4)	—	—	—	—	45,177	1,675,163	—	—
	8/3/21	(5)	—	—	—	—	—	—	22,589	837,600
	8/3/21	(5)	—	—	—	—	—	—	22,588	837,563
Mr. Stepanek	3/9/20	(2)	—	—	—	—	5,031	186,549	—	—
	6/17/20	(1)	—	16,667	15.76	6/12/30	—	—	—	—
	6/17/20	(3)	—	—	—	—	—	—	11,112	412,033
	6/1/21	(4)	—	—	—	—	14,342	531,801	—	—
	8/3/21	(5)	—	—	—	—	—	—	7,171	265,901
	8/3/21	(5)	—	—	—	—	—	—	7,171	265,901
Mr. Corbett	6/12/20	(1)	—	4,167	15.76	6/12/30	—	—	—	—
	6/17/20	(3)	—	—	—	—	—	—	2,778	103,008
	6/1/21	(4)	—	—	—	—	11,303	419,115	—	—
	8/3/21	(5)	—	—	—	—	—	—	5,651	209,539
	8/3/21	(5)	—	—	—	—	—	—	5,651	209,539
Ms. Gordon	3/9/20	(2)	—	—	—	—	7,019	260,265	—	—
	6/17/20	(1)	—	11,667	15.76	6/12/30	—	—	—	—
	6/17/20	(3)	—	—	—	—	—	—	7,778	288,408
	6/1/21	(4)	—	—	—	—	10,757	398,870	—	—
	8/3/21	(5)	—	—	—	—	—	—	5,378	199,416
	8/3/21	(5)	—	—	—	—	—	—	5,378	199,416

Bristow Group Inc.	61	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ms. Whalen	3/9/20	(2)	—	—	—	—	4,874	180,728	—	—
	6/17/20	(1)	—	11,667	24.54	6/12/30	—	—	—	—
	6/17/20	(3)	—	—	—	—	—	—	7,778	288,408
	6/1/21	(4)	—	—	—	—	10,757	398,870	—	—
	8/3/21	(5)	—	—	—	—	—	—	5,378	199,416
	8/3/21	(5)	—	—	—	—	—	—	5,378	199,416
(1)Options granted on March 19, 2013 with a four-year ratable vesting. Options granted on March 19, 2015 with a three-year vesting schedule, comprised of 50% in the first year and 25% in each of the second and third years. Options granted on June 17, 2020 with a three-year cliff vesting become fully exercisable on June 12, 2023.
(2)Restricted Stock Units granted on March 9, 2020 with a three-year ratable vesting.
(3)FY21 PSUs granted on June 17, 2020 subject to a three-year performance period ending on June 12, 2023, where each one-third (1/3) of the FY21 PSUs may be earned subject to the achievement of a target volume weighted average price per share of our Common Stock over the 120-day period immediately preceding each of June 12, 2021, June 12, 2022, and June 12, 2023. All earned FY21 PSUs will vest on June 12, 2023, subject to the grantee’s continued employment.
(4)Restricted Stock Units granted on June 1, 2021 with a three-year ratable vesting.
(5)FY22 PSUs granted on August 3, 2021 reflecting 50% of the grant date target value split evenly between PSUs earned based on RTSR and Cash ROIC. The FY22 RTSR PSUs have a three-year cliff vest. The FY22 Cash ROIC PSUs are earned in annual one-third increments over a three-year period. The earned FY22 Cash ROIC PSUs cliff vest at the third anniversary of the grant date, subject to the NEO’s continued service through the vesting date.

Bristow Group Inc.	62	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
Option Exercises and Stock Vested
The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our Named Executive Officers during fiscal year 2022:
Option Exercises and Stock Vested – Fiscal Year 2022

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Bradshaw	—	—	11,227	417,869
Mr. Stepanek	—	—	3,717	138,347
Mr. Corbett	—	—	—	—
Ms. Gordon	—	—	4,308	160,344
Ms. Whalen	—	—	3,014	112,181
(1)The value realized on vesting is determined by multiplying the number of shares vesting by the closing price of our common stock on the NYSE on the vesting date. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in fiscal year 2022. In each case, the number of shares acquired at vesting and the value realized at vesting reflect any reduction in vested shares or value realized associated with the withholding, sale or cancellation of shares to cover associated tax liability.

Bristow Group Inc.	63	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
Potential Payments upon Termination or in Connection with a Change in Control
Following the Merger, the Committee elected to terminate the Era Severance Plan. Each of our actively serving Named Executive Officers (other than Mr. Corbett) was covered by the protections set forth in the Era Severance Plan during fiscal year 2022, but such protections lapsed on June 11, 2022. The Era Severance Plan provided severance benefits to eligible employees, including the Named Executive Officers, designated by the Committee, whose employment is terminated by the Company without “cause” or by the participant for “good reason”, in either case, in connection with a “change in control” (as such terms are defined in the Era Severance Plan) (in either case, a “Qualifying Termination”). If Messrs. Bradshaw’s or Stepanek’s or Mses. Gordon’s or Whalen’s employment had been terminated by the Company during fiscal year 2022, he or she would have received the severance benefits described below in connection with a Qualifying Termination.
Mr. Corbett is covered by the Old Bristow Severance Plan. If Mr. Corbett’s employment had been terminated by an Old Bristow Qualifying Termination during fiscal year 2022 without connection to a change in control of the Company, he would have been entitled to cash severance in the form of continued base salary payments for 12 months post-termination, subsidized COBRA coverage for 18 months post-termination, outplacement services for 12 months post-termination and a pro-rata annual bonus for fiscal year 2022 based on actual performance.
The amounts set forth below are the amounts that Mr. Corbett would have been paid pursuant to an Old Bristow Qualifying Termination without connection to a change in control event on March 31, 2022.

	Salary Multiple(1) ($)	Bonus(2) ($)	Vesting of Equity Awards(3) ($)	Extended Health and other Benefits(4) ($)	Total ($)

Mr. Corbett	397,481	297,159	728,297	10,697	1,433,634
(1)Assumes the salary in effect on March 31, 2022. Mr. Corbett’s base salary in GBP is £301,886. The USD amounts of his cash compensation are based on an exchange rate of 1 GBP to 1.32 USD, being the foreign exchange rate as of March 31, 2022.
(2)Pursuant to the Old Bristow Severance Plan, Mr. Corbett will be eligible for a pro-rata annual bonus equal to actual performance for the fiscal year in which Mr. Corbett’s termination occurs multiplied by a fraction, the numerator of which is the number of days Mr. Corbett was employed during the fiscal year in which his termination of employment occurs and the denominator of which is 365.
(3)Assumes that the triggering event took place on March 31, 2022, the last business day of fiscal year 2022, and a price per share of $37.08, the closing market price of our common stock as of March 31, 2022, the final trading day of fiscal year 2022.
(4)Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount for which the Company would be responsible, including outplacement services.
Additionally, if any of Messrs. Bradshaw’s or Stepanek’s or Mses. Gordon’s or Whalen’s employment had been terminated by a Qualifying Termination during fiscal year 2022, he or she would have been entitled to (a) a lump sum cash payment equal to either (i) three times the sum of annual base salary and target annual bonus for Mr. Bradshaw or (ii) in the case of the other Named Executive Officers (other than Mr. Corbett), two times the sum of annual base salary and target annual bonus; (b) pro-rata target bonus for the year of termination; (c) a lump sum cash payment equal to COBRA premiums for 18 months; and (d) outplacement services not to exceed $25,000. If Mr. Corbett’s employment had been terminated by an Old Bristow Qualifying Termination during fiscal year 2022 within the two-year period following a Change in Control (as defined in the Old Bristow Severance Plan) of the Company, he would have been entitled to the same severance benefits described in the first paragraph of this section along with the following enhanced severance benefits: (i) the cash severance would consist of an amount equal to 1.5 times the sum of his (x) base salary and (y) target bonus for fiscal year 2022, payable in installments over an 18-month post‑termination period; and (ii) the pro-rata annual bonus would have been based on target (as opposed to actual) performance.

Bristow Group Inc.	64	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
The amounts set forth below are the amounts that our Named Executive Officers would have been paid if their employment had been terminated by a Qualifying Termination or an Old Bristow Qualifying Termination, as applicable, on March 31, 2022 in connection with a change in control event.

	Salary Multiple(1) ($)	Annual Bonus Multiple(2) ($)	Vesting of Equity Awards(3) ($)	Extended Health Benefits(4) ($)	Tax Gross Up ($)	Total ($)

Mr. Bradshaw	2,160,000	4,320,000	8,892,274	79,404	N/A	15,451,678
Mr. Stepanek	800,000	960,000	2,223,505	85,991	N/A	4,069,496
Mr. Corbett	596,222	745,277	728,297	10,697	N/A	2,080,493
Ms. Gordon	800,000	1,200,000	1,739,319	85,991	N/A	3,825,310
Ms. Whalen	800,000	900,000	1,557,347	57,059	N/A	3,314,406
(1)Salary multiple calculated using base salary as of April 1, 2022.
(2)Each officer’s target annual bonus multiple calculated using the target annual bonus for fiscal year 2022. In addition to the amount set forth above, each NEO will also be eligible for a pro-rata target bonus equal to the target bonus opportunity for the year in which the NEO’s termination of employment occurs multiplied by a fraction, the numerator of which is the number of days the officer was employed during the fiscal year in which the officer’s termination of employment occurs and the denominator of which is 365.
(3)Assumes that the triggering event took place on March 31, 2022, the last business day of fiscal year 2022, and a price per share of $37.08, the closing market price of our common stock as of March 31, 2022, the final trading day of fiscal year 2022.
(4)Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount for which the Company would be responsible, including outplacement services.
Any benefits payable pursuant to the above triggering events are payable in a cash lump sum not later than six months following the termination date.
Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose in this Proxy Statement the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
Based on SEC rules for this Pay Ratio Disclosure and applying the methodology described below, the Company determined that our CEO’s total compensation for fiscal year 2022 was $4,415,807, and the total fiscal year 2022 compensation provided to the individual identified as the median employee of the Company and its consolidated subsidiaries was $86,682. Accordingly, the Company estimates the ratio of our CEO’s annual total compensation for fiscal year 2022 to the median annual total compensation of all other employees to be 51 to 1.
The Company identified our median employee as of March 31, 2022, without regard to the location or compensation arrangements of our employees, or whether such employees are full-time or part-time employees. We tabulated annual base salary, which is defined as the fixed portion of each employee’s compensation arrangements that is paid without regard to our financial or operational performance in a given fiscal year. We gathered the requisite information applying this compensation measure with respect to our employees using their annual base salary as of March 31, 2022. We annualized the compensation of all permanent employees who were hired in fiscal year 2022 but did not work for the Company for the entire fiscal year, but we did not annualize the compensation for any part-time or seasonal employee. We did not make any cost-of-living adjustments in identifying the median employee. We applied an exchange rate as of March 31, 2022 to convert all international currencies into U.S. dollars. We then identified the median employee using this methodology, which was consistently applied to all included employees on March 31, 2022.

Bristow Group Inc.	65	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
Once the median employee was identified as described above, the total annual compensation for fiscal year 2022 for that employee was determined using the same rules that apply to reporting NEO compensation in the “Total” column of the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported for fiscal year 2022 in the “Total” column of the Summary Compensation Table included in this Proxy Statement.
We believe the Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exclusions, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio disclosure reported by other companies.
Director Compensation
The following table sets forth information concerning the compensation for fiscal year 2022 of each of our directors other than Mr. Bradshaw, who is a Named Executive Officer:
Non-Employee Director Compensation – Fiscal Year 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Lorin L. Brass	90,000	150,000	—	240,000
Charles Fabrikant(2)	90,000	150,000	—	240,000
Wesley E. Kern	107,500	150,000	—	257,500
Robert J. Manzo	91,000	150,000	—	241,000
G. Mark Mickelson	244,176	150,000	—	394,176
Gen. Maryanne Miller, Ret.(3)	72,533	150,000	—	222,533
Christopher Pucillo(4)	90,000	—	—	90,000
Brian D. Truelove	106,500	150,000	—	256,500
(1)The amounts in this column represent the fair value of restricted stock unit grants computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 12 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 31, 2022. Each non-employee director is provided the opportunity each year to receive a restricted stock unit grant equal in target value to $150,000 at the time of grant.
(2)Mr. Fabrikant resigned from the Board effective June 10, 2022.
(3)Gen. Miller, Ret. received prorated fees with respect to her service as a member of the Board beginning on May 23, 2021 and as a member of the Compensation Committee beginning on August 3, 2021.
(4)Mr. Pucillo elected to not receive a restricted stock unit grant with respect to his service as a director.
The Committee reviews director compensation annually. Based on consultation with their independent compensation consultant and market data, the Committee recommends for approval by our Board the annual cash retainer, chair and membership fees, stock awards and other benefits for members of our Board. The Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability. Directors who are Company employees do not receive a retainer or fees for service on our Board or any committees.
In May 2022, the Board agreed to transition director compensation oversight to the ESG Committee.

Bristow Group Inc.	66	2022 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	TABLE OF CONTENTS	1
For fiscal year 2022, directors who were not employees received:

Forms of Non-Employee Director Compensation	Amount ($)

Annual Chairman of the Board Fee	100,000
Annual Cash Retainer	80,000
Annual Committee Chair Fees
Audit Committee	22,500
Compensation Committee	17,500
Environmental, Social, and Governance Committee	11,000
Annual Committee Member Fees
Audit Committee	10,000
Compensation Committee	6,000
Environmental, Social and Governance Committee	4,000
Annual Equity Grant(1)	$150,000 target grant date value per twelve months of service as a member of the Board
(1)The annual equity grant covering the period from April 1, 2021 to July 31, 2022 had a target grant date value of $175,000. Such amount includes value for a stub period given a change in timing for equity grants to directors in fiscal year 2022.
Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees and for other reasonable expenses related to the performance of their duties as directors.
On or prior to the five year anniversary of the later of the effective date of the Stock Ownership Guidelines (June 1, 2021) or the date an individual becomes a member of our Board, outside directors are expected to hold or have held Company stock, including unvested restricted stock or unvested restricted stock units, with a value equal to at least four times the annual cash retainer paid to outside directors. A director who does not meet the minimum holding requirements may not sell any shares of our Common Stock until he or she meets the holding requirement and would continue to meet the holding requirement following any such sale.
The Stock Ownership Guidelines effectively require that our outside directors in the coming years hold as a group approximately $1.9 million of Company stock, including unvested restricted stock or restricted stock units.

Bristow Group Inc.	67	2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION	TABLE OF CONTENTS	1
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our Common Stock that may be issued under existing equity compensation plans as of March 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(*) (#)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	244,841	17.45	1,215,301
Equity compensation plans not approved by security holders	—	—	—
Total	244,841	17.45	1,215,301
(*)The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance units and performance shares.

Bristow Group Inc.	68	2022 Proxy Statement

1
PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our Board recognizes the interest that the Company’s stockholders have in the compensation of the Company’s Named Executive Officers. In recognition of that interest and in accordance with Section 14A of the Exchange Act and related rules of the SEC, this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement and followed by the compensation tables beginning on page 57 of this Proxy Statement. This advisory vote is intended to give the Company’s stockholders an opportunity to provide an overall assessment of the compensation of the Company’s Named Executive Officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this Proxy Statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s stockholders.
As an advisory vote, the stockholders’ vote on this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the Compensation Committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s Named Executive Officers.
Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers requires the affirmative vote of holders of at least a majority of the votes cast at the Meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld.
Vote Required
The approval, on an advisory basis, of this proposal requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Recommendation
Our Board unanimously recommends that stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers by voting FOR the approval of the following resolution:
RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the 2022 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.

Bristow Group Inc.	69	2022 Proxy Statement

1
PROPOSAL 3
RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS
The Audit Committee of our Board has selected the firm of KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2023. Our Board and the Audit Committee believe that the continued retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders. Stockholder ratification of this selection is not required by law or by our Bylaws. Nevertheless, our Board has chosen to submit it to the stockholders for their ratification.
Engagement of Independent Auditors
The Audit Committee annually reviews KPMG’s independence and performance in determining whether to retain KPMG or engage another independent registered public accounting firm as the Company’s independent auditors. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. Based on this review, the Audit Committee believes that KPMG is independent and well-qualified to serve as the Company’s independent auditors.
Representatives of KPMG are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fee Information
Set forth below are the fees paid by the Company to KPMG for the fiscal years indicated.

	2022 ($)	2021 ($)

Audit Fees	5,069,445	6,349,743
Audit-Related Fees	18,590	—
All Other Fees	—	13,436
Tax Fees	355,860	324,156
Audit Fees. Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries.
Audit-Related Fees. Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports.

Bristow Group Inc.	70	2022 Proxy Statement

PROPOSAL 3	TABLE OF CONTENTS	1
All Other Fees. All other fees were for advisory services related to compliance with regulatory reporting requirements.
Tax Fees. Tax fees were for tax compliance services and assistance with federal and provincial tax-related matters for certain international entities.
Pre-Approval Policies and Procedures
All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of KPMG to perform the audit of our annual consolidated financial statements and internal controls. The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent accounting firm. At the beginning of each fiscal year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by KPMG during the year. In addition, Audit Committee pre-approval is required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee has delegated this pre-approval authority to its Chair for all services requiring pre-approval between regularly scheduled Audit Committee meetings. Any services approved by the Audit Committee Chair pursuant to this delegated authority must be reported to the full Audit Committee at its next regularly scheduled meeting.
Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
Vote Required
Of the shares represented and entitled to vote at the Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2023, in order for this proposal to be adopted. The persons named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions and broker non-votes will have no effect on this proposal. If more votes are cast AGAINST this proposal than FOR, our Board will take such decision into consideration in selecting independent auditors for the Company.
Recommendation
Our Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG as the Company’s independent auditors for fiscal year 2023.

Bristow Group Inc.	71	2022 Proxy Statement

AUDIT COMMITTEE REPORT	TABLE OF CONTENTS	1
AUDIT COMMITTEE REPORT
The Audit Committee’s principal functions are to select an independent auditor, to assist our Board in fulfilling its responsibility for oversight of the Company’s accounting and internal control over financial reporting and principal accounting policies, to recommend to our Board, based on its discussions with the Company’s management and independent auditor, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K, to oversee the entire independent audit function, and to oversee ESG disclosures and the adequacy and effectiveness of internal controls related to such disclosures, and to coordinate with the ESG Committee with respect to such matters.
The Company believes that each of the three members of the Audit Committee satisfies the requirements of the applicable rules of the SEC and the NYSE as to independence, financial literacy and experience. Our Board has determined that at least one member, Brian D. Truelove, is an audit committee financial expert as defined by the SEC. Our Board has adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”.
Management is responsible for the Company’s financial statements and internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB (United States) and issuing a report thereon. The independent auditors are also responsible for performing an independent audit of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year 2022 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with KPMG, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and our management.
Based on the review and discussions with the Company’s management and independent auditor, as set forth above, the Audit Committee recommended to our Board, and our Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as filed with the SEC.
Audit Committee
Brian D. Truelove, Chair
Wesley E. Kern
Robert J. Manzo

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein, and shall not otherwise be deemed filed under those Acts.

Bristow Group Inc.	72	2022 Proxy Statement

OTHER MATTERS	TABLE OF CONTENTS	1
OTHER MATTERS
The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Review and Approval of Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy requires disclosure, preapproval and tracking of any proposed arrangements that meet the criteria outlined below.
“Related Party Transactions” are defined as any financial transaction, arrangement or relationship in which:
a.the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
b.the Company is a participant; and
c.any Related Person (as defined in the Related Party Transactions Policy) has or will have a direct or indirect material interest.
“Related Persons” are defined as any person who is, or was at any time since the beginning of the Company’s last fiscal year:
a.a director or a director nominee;
b.an executive officer of the Company or an employee of the Company subject to the provisions of Section 16 of the Exchange Act or an Immediate Family Member (as defined in the Related Party Transactions Policy) thereof; or
c.any person who, at the time of the occurrence or existence of the transaction at issue, is a beneficial owner of more than 5% of our Common Stock or an Immediate Family Member thereof.
If the Company’s Chief Compliance Officer concludes that a proposed transaction, arrangement or relationship is a Related Party Transaction, it must then be submitted to the Audit Committee, which will determine whether to authorize the proposed transaction, arrangement or relationship after considering factors and guidelines listed in the Related Party Transactions Policy.
No Related Party Transactions
There were no Related Party Transactions between the Company, including any of its subsidiaries, and any Related Person during fiscal year 2022.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, certain officers and any beneficial owner of 10% or more of our outstanding Common Stock (collectively, “Section 16 Persons”) are required to file, with the SEC, reports of ownership (Form 3) and changes of ownership (Form 4 and Form 5) of our Common Stock with the SEC. Copies of all such reports are required to be furnished to the Company. To our knowledge, based solely upon our review of the copies of such reports furnished to us for fiscal year 2022 and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to fiscal year 2022.

Bristow Group Inc.	73	2022 Proxy Statement

OTHER MATTERS	TABLE OF CONTENTS	1
Annual Report
The Company’s Annual Report for the fiscal year ended March 31, 2022 has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested.
Stockholder Proposals for 2023 Annual Meeting
Proposals that stockholders believe should be voted upon at the Annual Meeting of Stockholders of the Company may be eligible for inclusion in the Company’s proxy statement. Stockholder proposals for the 2023 Annual Meeting of Stockholders must be received in accordance with the provisions of Rule 14a-8 under the Exchange Act by the Company on or before February 21, 2023, which is the 120th calendar day before the anniversary of the date of this Proxy Statement, to be eligible for inclusion in the proxy statement and proxy card relating to the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8. If the date of the 2023 Annual Meeting of Stockholders has been changed by more than 30 days from the date of this year’s Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Section 1.12 of our Bylaws, in order for business to be properly brought before the next Annual Meeting of Stockholders by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary at the principal executive offices of the Company, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary date of the previous year’s Annual Meeting of Stockholders. Accordingly, for the 2023 Annual Meeting of Stockholders, notice will have to be delivered or received by the Company not earlier than the close of business on April 4, 2023, or later than the close of business on May 4, 2023. If, however, the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, then, to be considered timely, notice by the stockholders must be received not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the date of such Annual Meeting of Stockholders or, if the first public announcement of the date of such Annual Meeting of Stockholders is less than 100 days prior to the date of such Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting of Stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors. Under current SEC rules, the Company is not required to include in its proxy statement any director nominated by a stockholder using this process. If the Company chooses not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.
Duplicate Mailings (Householding) of Proxy Materials
The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement

Bristow Group Inc.	74	2022 Proxy Statement

OTHER MATTERS	TABLE OF CONTENTS	1
in the future, that stockholder should contact his or her broker or send a request to Corporate Secretary, Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, telephone number (713) 267-7600. Requests from beneficial owners of our shares must set forth a good faith representation that as of June 6, 2022, the requester was a beneficial owner of shares entitled to vote at the Meeting. The Company will deliver, promptly upon such a written or oral request to the Corporate Secretary, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Important Voting Information
Voting of the Proxy
Shares represented by all properly executed proxies will be voted as directed in the proxies. If no direction is specified, such shares will be voted “FOR” the nominees and “FOR” the other proposals set forth above.
Broker Non-Votes
Your broker is not permitted to vote on your behalf on the election of directors and other matters that may be considered at the Meeting (except on (i) the ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2023 and (ii) the adjournment or postponement of the Meeting), unless you provide specific instructions by completing and returning the Voting Instruction Form. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Meeting. You may not vote your shares electronically at the Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. Please refer to the voter instruction cards used by your bank, broker or other nominee holder for specific instructions on methods of voting, including using the Internet or by telephone.
Your Participation in Voting the Shares You Own is Important
Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the proxy card or Voting Instruction Form to vote your shares. The Company encourages you to exercise your rights and fully participate as a stockholder in the Company’s future.
More Information is Available
If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution if you hold your shares in “street name.” The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact the Company’s Investor Relations Department at InvestorRelations@bristowgroup.com.

By Order of our Board of Directors,

Crystal L. Gordon
Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
June 21, 2022

Bristow Group Inc.	75	2022 Proxy Statement

APPENDIX A	TABLE OF CONTENTS	1
APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
ADJUSTED EBITDA

Fiscal Year Ended March 31, 2022 ($)

Net loss	(15,713)
Depreciation and amortization	74,981
Interest expense	41,521
Income tax expense	11,294
EBITDA	112,083
Special items(1)	40,369
Adjusted EBITDA	152,452
(1)Special items include:

Fiscal Year Ended March 31, 2022 ($)

Loss on impairment	24,835
Nonrecurring professional services fees	6,866
Restructuring costs	3,098
Merger and integration costs	3,240
PBH intangible amortization	12,028
Government grants	(612)
Early extinguishment of debt fees	124
Reorganization items, net	621
Loss on sale of subsidiaries	2,002
Bankruptcy-related settlement	(9,000)
Insurance-related proceeds, net	(2,833)
40,369

Bristow Group Inc.	A-1	2022 Proxy Statement

APPENDIX A	TABLE OF CONTENTS	1
PERFORMANCE-BASED STIP ADJUSTED EBITDA

Fiscal Year Ended March 31, 2022 ($)

Net loss	(15,713)
Income tax expense	11,294
Interest income	(161)
Interest expense	41,521
Early extinguishment of debt fees	124
Reorganization items, net	621
Loss on sale of subsidiaries	2,002
Other income, net	(38,505)
Operating income	1,183
Loss from unconsolidated affiliates, net	1,738
Gain on disposal of assets	(1,347)
Depreciation and amortization	74,981
Special items(1)	67,220
Adjusted EBITDA	143,775
(1)Special items include:

Fiscal Year Ended March 31, 2022 ($)

Loss on impairment	29,541
Nonrecurring professional services fees	7,506
Restructuring costs	3,098
Merger and integration costs	3,240
PBH intangible amortization	12,028
Insurance-related costs	6,649
Other	5,158
67,220

Bristow Group Inc.	A-2	2022 Proxy Statement

APPENDIX A	TABLE OF CONTENTS	1
CASH RETURN ON INVESTED CAPITAL
For purposes of the Company’s long-term incentive program for fiscal year 2022, Cash Return on Invested Capital (“Cash ROIC”) will be calculated as follows:
Cash ROIC = (Adjusted EBITDA - Maintenance CapEx(*) - Cash Taxes) / (Gross Debt + Financial Leases + Book Equity)

FY2022 Actuals

Adjusted EBITDA per Calculation	$143,775

Maintenance CapEx	(11,313)

Cash Taxes	(11,953)

Cash Return	120,509

Average Invested Capital	$1,427,353

ROIC	8.4%
(*)Maintenance CapEx means capital expenditures that relate to the maintenance, repair or replacement of existing assets and capital expenditures that do not materially enhance the functionality of an asset. Examples include: replacement tooling; replacement vehicles; fixed-wing capital maintenance; IT system upgrades that do not significantly affect functionality, etc.

NET DEBT
Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	Amount ($)	Rate	Maturity

Cash	266
ABL ($85mm)	—	L+250 bps	Apr-23
Senior Secured Notes	400	6.875%	Mar-28
Lombard Debt (BULL)	80	S+225 bps	Dec-23
Lombard Debt (BALL)	67	S+225 bps	Jan-24
Total Debt	547
Less: Unrestricted Cash	(264)
Net Debt	283

Bristow Group Inc.	A-3	2022 Proxy Statement

APPENDIX A	TABLE OF CONTENTS	1
ADJUSTED FREE CASH FLOW
Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude certain nonrecurring professional services fees, government grants related to the Company’s fixed wing services, other costs paid in relation to the merger between Era Group Inc. and Bristow Group Inc. (prior to such merger, “Old Bristow”) which was completed in June 2020, and the implementation of fresh-start accounting and the voluntary petitions filed by Old Bristow and certain of its subsidiaries on May 11, 2019, in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under Chapter 11 of Title 11 of the U.S. Code. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to our ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (in thousands).

	Three Months Ended June 30, 2021 ($)	Three Months Ended September 30, 2021 ($)	Three Months Ended December 31, 2021 ($)	Three Months Ended March 31, 2022 ($)	Fiscal Year Ended March 31, 2022 ($)

Net cash provided by operating activities	36,441	36,753	45,083	5,577	123,854
Plus: Proceeds from disposition of property and equipment	10,621	3,188	740	—	14,549
Less: Purchases of property and equipment	(2,968)	(14,338)	(5,920)	(7,842)	(31,068)
Free Cash Flow	44,094	25,603	39,903	(2,265)	107,335
Plus: Restructuring costs	706	178	92	—	976
Plus: Merger and integration costs	1,853	2,212	8	851	4,924
Plus: Reorganization items, net	—	244	108	29	381
Plus: Nonrecurring professional services fees	—	—	1,764	819	2,583
Less: Bankruptcy-related settlement	—	(9,000)	—	—	(9,000)
Less: Government grants	(343)	(161)	(61)	—	(565)
Adjusted Free Cash Flow	46,310	19,076	41,814	(566)	106,634
Net (proceeds from)/purchases of property and equipment (“Net Capex”)	(7,653)	11,150	5,180	7,842	16,519
Adjusted Free Cash Flow excluding Net Capex	38,657	30,226	46,994	7,276	123,153

Bristow Group Inc.	A-4	2022 Proxy Statement

PROXY CARD	1

Bristow

BRISTOW GROUP INC.
ATTN: CORPORATE SECRETARY
3151 BRIARPARK DRIVE, SUITE 700
HOUSTON, TX 77042

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87511-P74629 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRISTOW GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher S. Bradshaw
02) Lorin L. Brass
03) Wesley E. Kern
04) Robert J. Manzo
05) G. Mark Mickelson
06) General Maryanne Miller, Ret.
07) Christopher Pucillo
08) Brian D. Truelove

The Board of Directors recommends you vote FOR the following proposals:

Note: In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the 2022 Annual Meeting and any adjournments or postponements thereof.

U.S. CITIZENSHIP

Please mark "YES" if the stock owned of record or beneficially by you is owned and controlled ONLY by U.S. citizens (as defined in the proxy statement), or mark "NO" if such stock is owned or controlled by any person who is NOT a U.S. citizen.

Yes	No
☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY CARD	1

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting:
The Notice, the 2022 Proxy Statement, and the fiscal year 2022 Annual Report are available at www.proxyvote.com.

D87512-P74629

BRISTOW GROUP INC.
Annual Meeting of Stockholders
August 2, 2022 at 9:00 a.m. Central Daylight Time

www.virtualshareholdermeeting.com/VTOL2022

This proxy is solicited by the Board of Directors

The undersigned hereby appoints CHRISTOPHER S. BRADSHAW and CRYSTAL L. GORDON, and each of them, proxies, with full power of substitution, to represent and vote all shares of common stock of BRISTOW GROUP INC. which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of Bristow Group Inc. and at any adjournments or postponements thereof, on the proposals set forth on the reverse side, and in their discretion, upon any other business that may properly come before the meeting (and any postponement(s) or adjournment(s)). The 2022 Annual Meeting will be held via live webcast on the internet at www.virtualshareholdermeeting.com/VTOL2022, on August 2, 2022, at 9:00 a.m. Central Daylight Time. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and revokes any and all proxies heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side.